UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12
CRYOPORT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2023 Proxy Statement

Dear stockholders:
Today’s Cryoport continues to deliver on its well-defined strategy to be a trusted partner in the advancement of the life sciences industry by providing comprehensive integrated temperature-controlled supply chain solutions. In 2022, we continued a series of steps to execute against that strategy, strengthening our products and service offerings, expanding our partner ecosystem, and continuing to grow our company.

As a result, we enter 2023 more strategically focused and more technologically capable. We continue to integrate technology and expertise from Cryoport and our partners to meet the urgent needs of our clients, who are advancing biology broadly and rapidly - from IVF technology to life saving regenerative medicines. It is our intention that our clients view us as an essential source of competitive advantage. We are ready to be a catalyst of progress for our clients as they pursue their mission-critical businesses of discovering and commercializing lifesaving therapies, advancing animal husbandry, or pushing reproductive medicine to new levels through IVF technologies.

As you may have seen throughout 2022, our strategy is being embraced by our clients as evidenced by a record number of clinical trials supported, our position in manufactured cryo-systems and products, our record levels of biostorage commodities and the uptake of our Global Supply Chain Center Network. Our solutions, systems, technology, and business expertise are in high demand and our global team always strives to be responsive, agile, focused, and positioned for sustainable growth.

Our global team, made up of more than 1,000 colleagues in 48 locations and spanning 17 countries work tirelessly to ensure we deliver our essential solutions to more than 3,500 clients working worldwide in the Pharma/Biopharma, Animal Health, and Reproductive Medicine markets. We are proud that we are engaged in either assisting and supporting the creation of life, the sustaining of life, or the saving of life through a unique combination of innovative temperature-controlled supply chain solution technologies, products, systems, and services through our industry-leading brands, Cryoport Systems, CryoStork®, MVE Biological Solutions, CRYOPDP, and CRYOGENE.

In addition to our focus on creating value for our stockholders, our management and Board of Directors are committed to an excellent environmental, social, and corporate governance (ESG) program and our core values, which we believe are critical to our long-term success. More details about our Sustainability Platform and our updated ESG impact statements can be found in this proxy statement as well as in our Annual Report on Form 10-K for the year ended December 31, 2022.

Our 2023 Annual Meeting of Stockholders, which will be held in virtual meeting format only, via live webcast, is on Friday, May 12, 2023, at 10:00 a.m. Central Daylight Time. Our Board of Directors made this decision to continue to protect the health and safety of our stockholders, employees, directors, and others attending the meeting. Please join us.

Cryoport Inc	2023 Proxy Statement

Your vote is important, and I encourage you to vote whether or not you plan to attend the Annual Meeting. Please sign, date, and return your proxy card, or vote by telephone or via the Internet as described in your proxy materials.

Cryoport has a compelling and clear mission to support life and health on earth through its innovative industry leading solutions, an outstanding leadership position, and its strong financial foundation.

Thank you for your continued support of Cryoport,

Jerrell Shelton
Chairman, President & Chief Executive Officer

112 Westwood Place, Suite 350
Brentwood, Tennessee 37027
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held May 12, 2023 DEAR FELLOW STOCKHOLDERS: March 31, 2023
We cordially invite you to virtually attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Cryoport, Inc., a Nevada corporation (the “Company”), which will be held on Friday, May 12, 2023, at 10:00 a.m. CDT. The Annual Meeting will be hosted online. You will be able to attend the Annual Meeting, vote and submit your questions during the meeting via a live webcast by visiting www.virtualshareholdermeeting.com/CYRX2023. There will not be a physical meeting location and stockholders will not be able to attend the Annual Meeting in person.

The Annual Meeting will be held for the following purposes:

	1.	To elect eight directors;
	2.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company and its subsidiaries for the year ending December 31, 2023;
	3.	To approve, on an advisory basis, the compensation of the named executive officers, as disclosed in our proxy statement for the Annual Meeting; and
	4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on Wednesday, March 15, 2023 as the record date for the determination of stockholders who are entitled to notice of and to vote at the meeting, or any adjournments thereof.

This year, we are pleased to take advantage of Securities and Exchange Commission rules that allow us to furnish our proxy materials on the Internet. As a result, on or about March 31, 2023, we are mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to holders of our common stock and holders of our Series C Convertible Preferred Stock as of the record date instead of a printed copy of the proxy materials. The Notice provides instructions on how to access our proxy materials on the Internet and how to obtain printed copies. We urge you to read the information contained in the proxy materials carefully.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 12, 2023.

The proxy statement for the Annual Meeting and accompanying Annual Report on Form 10-K for the year ended December 31, 2022 are available on the Internet at www.proxyvote.com.

Whether or not you plan to virtually attend the Annual Meeting, it is important that your shares be represented and voted. You may vote before the meeting by Internet, by phone, or by mail by following the instructions on the Notice.
You may also vote during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/CYRX2023 and entering the 16-digit control number included in your Notice, on your proxy card or in the instructions that accompanied your proxy materials.

Sincerely,

Chairman, President and Chief Executive Officer

YOUR VOTE IS IMPORTANT. YOU ARE URGED TO VOTE YOUR PROXY PROMPTLY BY MAIL, BY TELEPHONE OR VIA THE INTERNET, WHETHER OR NOT YOU PLAN TO VIRTUALLY ATTEND THE ANNUAL MEETING.

1	General Information
2	Frequently Asked Questions
9	Forward-Looking Statements
10	Proposal 1 Election of Directors
18	Corporate Governance and Board Matters
38	Ownership of Securities
41	Proposal 2 To ratify the appointment of Deloitte & Touche LLP
43	Independent Registered Public Accounting Firm Fees
45	Audit Committee Report
46	Proposal 3 To approve, on an advisory basis, the compensation of the named executive officers
48	Compensation Discussion and Analysis
62	Compensation Committee Report
63	Executive Compensation
75	Director Compensation
77	Equity Compensation Plan Information
78	Certain Relationships and Related Transactions
80	Delinquent Section 16(a) Reports
81	Stockholder Proposals for Next Annual Meeting
82	Other Matters
Cryoport Inc	i	2023 Proxy Statement

General Information
INTRODUCTION
Cryoport, Inc., a Nevada corporation (referred to as “we,” “us,” “our,” “Company” or “Cryoport”), is furnishing this proxy statement (this “Proxy Statement”) to you in connection with the Company’s solicitation of proxies on behalf of the board of directors (the “Board” or “Board of Directors”) of the Company with respect to the 2023 Annual Meeting of Stockholders of the Company and any adjournment thereof (the “Annual Meeting”) to be held as a virtual meeting via live webcast on the Internet on Friday, May 12, 2023, at 10:00 a.m. CDT. There will not be a physical meeting location and stockholders will not be able to attend the Annual Meeting in person.

On or about March 31, 2023, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to the record holders of our common stock, par value $0.001 per share, and the record holders of our Series C Convertible Preferred Stock, par value $0.001 per share (“Series C Preferred Stock”). This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Annual Report”) are available at www.proxyvote.com.

Throughout this Proxy Statement, holders of our common stock and our Series C Preferred Stock are referred to collectively as “stockholders.” Holders of our common stock and our Series C Preferred Stock will vote together as a single class on all matters at the Annual Meeting.

Cryoport Inc	2023 Proxy Statement

Frequently Asked Questions

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?	The purpose of the Annual Meeting is to vote on the following matters:

	1.	To elect eight directors;
	2.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company and its subsidiaries for the year ending December 31, 2023;
	3.	To approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement; and
	4.	To transact such other business as may properly come before the meeting or any adjournment thereof.
WHY AM I BEING PROVIDED WITH THESE MATERIALS?
Owners of record of the Company’s common stock and the Series C Preferred Stock as of the close of business on March 15, 2023 (the “Record Date”) are entitled to vote in connection with the Annual Meeting. As a stockholder, you are requested to vote on the proposals described in this Proxy Statement. This Proxy Statement describes the proposals presented for stockholder action at our Annual Meeting and includes information required to be disclosed to stockholders.

WHY DID I RECEIVE A ONE-PAGE NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?
Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials, including this Proxy Statement, the 2022 Annual Report and the proxy card, over the Internet instead of a printed copy of the proxy materials. Accordingly, on or about March 31, 2023, we began mailing the Notice to stockholders of record as of the Record Date. The Notice will contain instructions on how stockholders will be able to access our proxy materials on the Internet or request to receive, at no cost, a printed or electronic copy of our proxy materials and indicate such delivery preference for future proxy solicitations. We believe this electronic process will expedite your receipt of our proxy materials and reduce the cost and environmental impact of the Annual Meeting.

WHAT WILL I NEED IN ORDER TO ATTEND THE ANNUAL MEETING?
You are entitled to attend the virtual Annual Meeting only if you were a stockholder of record as of the Record Date, or you hold a valid proxy for the Annual Meeting. You may attend the Annual Meeting, vote, and submit a question during the Annual Meeting by visiting www.virtualshareholdermeeting.com/CYRX2023 and using your 16-digit control number included on your Notice, on your proxy card or on the

Cryoport Inc	2	2023 Proxy Statement

instructions that accompanied your proxy materials, to enter the meeting. If you are a beneficial owner, you will need to follow the voting instructions provided to you by the organization holding your account (for instance, your brokerage firm). To request documents or if you have any questions about voting, you will need to contact your broker. If you do not comply with the procedures outlined above, you will not be admitted to the virtual Annual Meeting.

WHO PAYS THE COST OF PROXY SOLICITATION?
Our Board is soliciting the proxies for the Annual Meeting and we will bear the cost of this solicitation. Proxies may be solicited in person or by mail, telephone, or electronic transmission on our behalf by our directors, officers or employees. However, we do not reimburse or pay additional compensation to our own directors, officers or other employees for soliciting proxies. We will request that banks, brokerage houses, nominees and other fiduciaries nominally holding shares of our common stock forward the proxy soliciting materials to the beneficial owners of such common stock and obtain authorization for the execution of proxies. We will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to the beneficial owners.

WHO CAN VOTE IN CONNECTION WITH THE ANNUAL MEETING?	You may vote if you owned shares of (i) the Company’s common stock or (ii) the Series C Preferred Stock, as of the close of business on the Record Date.
HOW MANY VOTES DO I HAVE?
As of the Record Date, there were 48,417,255 shares of the Company’s common stock outstanding and entitled to vote. Each holder of the Company’s common stock is entitled to cast one vote per share of common stock held by such holder on each matter to be presented at the Annual Meeting.

As of the Record Date, there were 200,000 shares of Series C Preferred Stock outstanding and entitled to vote. Each holder of the Series C Preferred Stock is entitled to vote on each matter to be presented at the Annual Meeting on an as converted basis equal to the number of shares of the Company’s common stock issuable upon conversion of the Series C Preferred Stock held by such holder. As of the Record Date, the 200,000 shares of Series C Preferred Stock outstanding were convertible into 5,711,107 shares of the Company’s common stock.

Holders of shares of the Company’s common stock and the Series C Preferred Stock will vote together as a single class on all matters at the Annual Meeting.

ARE THERE ANY REQUIREMENTS ON HOW THE HOLDERS OF SERIES C PREFERRED STOCK MUST VOTE?
Pursuant to the Securities Purchase Agreement (as defined elsewhere in this Proxy Statement) entered into in connection with the issuance and sale of our Series C Preferred Stock, for so long as certain holders of Series C Preferred Stock have the right to nominate a director for election to the Board, the holders of Series C Preferred Stock have agreed to vote all of the shares of Series C Preferred Stock and shares of common stock issuable upon conversion of the Series C Preferred

Cryoport Inc	3	2023 Proxy Statement

Stock purchased in the Private Placement (as defined elsewhere in this Proxy Statement) or any other shares of our common stock owned by such holders (i) in favor of each director nominated or recommended by the Board for election at any such meeting, (ii) against any stockholder nomination for director that is not approved and recommended by the Board for election at any such meeting, (iii) in favor of the Company’s “say-on-pay” proposal and any proposal by the Company relating to equity compensation that has been approved by the Board or the Compensation Committee of the Board (or any successor committee, however denominated), (iv) in favor of the Company’s proposal for ratification of the appointment of the Company’s independent registered public accounting firm and (v) amendments to organizational documents in a manner that does not have an adverse effect on the holders of Series C Preferred Stock to increase the authorized shares of capital stock. For additional information, see “Certain Relationships and Related Transactions” in this Proxy Statement.

HOW DO I VOTE?
There are several ways to cast your vote:

• You may vote over the Internet or by telephone by following the instructions in the Notice.

• If you requested printed copies of the proxy materials by mail, you may vote by signing and submitting your proxy card and returning it by mail, if you are the stockholder of record, or by signing the voter instruction form provided by your bank or broker and returning it by mail, if you are the beneficial owner but not the stockholder of record.

• You may vote your shares at the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/CYRX2023. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, on your proxy card, or on the instructions that accompanied your proxy materials. Shares held in your name as the stockholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the Annual Meeting. However, even if you plan to attend the Annual Meeting virtually, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.

Cryoport Inc	4	2023 Proxy Statement

HOW DOES THE BOARD RECOMMEND THAT I VOTE MY SHARES?
Unless you give other instructions through your proxy vote, the person(s) named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. For the reasons set forth in more detail later in this Proxy Statement, the Board recommends the following:

Proposal 1:	The Board recommends a vote “FOR” all the nominees to the Board.
Proposal 2:
The Board recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company and its subsidiaries for the year ending December 31, 2023.

Proposal 3:	The Board recommends a vote “FOR” the advisory vote to approve the compensation of the named executive officers, as disclosed in this Proxy Statement.
We encourage all stockholders to vote their shares. If you own your shares in “street name” and do not instruct your broker or other record owner of the shares as to how to vote, such broker or other record owner may vote your shares pursuant to its discretionary authority only with respect to Proposal 2. See “What are broker non-votes?” below for additional information.
WHAT TYPES OF VOTES ARE PERMITTED ON EACH PROPOSAL?
Proposal 1:	You may either vote “FOR” all nominees, “WITHHOLD ALL” for all nominees, or “FOR ALL EXCEPT” as to specific nominees.
Proposal 2:	You may vote “FOR,” “AGAINST” or “ABSTAIN”.
Proposal 3:	You may vote “FOR,” “AGAINST” or “ABSTAIN”.
If you vote “WITHHOLD” (for any nominees in the case of Proposal 1 above) or “ABSTAIN” (in the case of Proposals 2 and 3 above), your vote will not be counted towards the vote total for such proposal.
Cryoport Inc	5	2023 Proxy Statement

HOW MANY VOTES ARE NEEDED TO APPROVE EACH PROPOSAL?
Proposal 1:
Election of a director requires the affirmative vote of the holders of a plurality of the shares for which votes are cast. The eight nominees receiving the most “FOR” votes will be elected. Since only affirmative votes count for this purpose, votes withheld with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Accordingly, votes withheld and broker non-votes (as described below) as to the election of directors will not be counted in determining which nominees received the largest number of votes cast. Stockholders may not cumulate votes in the election of directors.

Proposal 2:
There must be a “FOR” vote from the majority of votes cast. Abstentions will not be treated as votes cast for or against the proposal, and therefore will have no effect on the outcome of the proposal. As discussed further below, brokers, banks, and other holders of record may generally vote in their discretion on routine matters, and therefore no broker non-votes are expected in connection with this proposal to ratify the appointment of our independent registered public accounting firm.

Proposal 3:
There must be a “FOR” vote from the majority of votes cast. Abstentions and broker non-votes will not be treated as votes cast for or against the proposal, and therefore will have no effect on the outcome of the proposal.

WHAT CONSTITUTES A QUORUM?
To carry on the business of the meeting, we must have a quorum. A quorum is present when a majority of the voting power of all of the outstanding shares of capital stock entitled to vote, as of the Record Date, are represented in person virtually or by proxy. Shares owned by the Company are not considered outstanding or present at the meeting. Shares that are entitled to vote but that are not voted at the direction of the beneficial owner (called votes withheld or abstentions) and votes withheld by brokers in the absence of instructions from beneficial owners (called broker non-votes) will be counted for the purpose of determining whether there is a quorum for the transaction of business at the meeting.

Cryoport Inc	6	2023 Proxy Statement

WHAT ARE BROKER NON-VOTES?
Broker non-votes occur with respect to shares held in “street name,” in cases where the record owner (for instance, the brokerage firm or bank) does not receive voting instructions from the beneficial owner and the record owner does not have the authority to vote those shares.

The rules of various national and regional securities exchanges, including the rules of the New York Stock Exchange, applicable to brokers, banks, and other holders of record determine whether the record owner (for instance, the brokerage firm or bank) is able to vote on a proposal if the record owner does not receive voting instructions from the beneficial owner. The record owner may vote on proposals that are determined to be routine under these rules and may not vote on proposals that are determined to be non-routine under these rules. If a proposal is determined to be routine, your broker, bank, or other holder of record is permitted to vote on the proposal without receiving voting instructions from you. The proposal to ratify the appointment of our independent registered public accounting firm (Proposal 2) is a routine matter and the record owner may vote your shares on this proposal if it does not get instructions from you.

The proposal to elect directors (Proposal 1) and the proposal to approve, on an advisory basis, the compensation of the named executive officers (Proposal 3) are non-routine and the record owner may not vote your shares on any of these proposals if it does not get instructions from you. If you do not provide voting instructions on these matters, a broker non-vote will occur. Broker non-votes, as well as abstentions and votes withheld, will each be counted towards the presence of a quorum but will not be counted towards the number of votes cast for any proposal.

WHAT IF MY SHARES ARE NOT REGISTERED DIRECTLY IN MY NAME BUT ARE HELD IN “STREET NAME”?
If at the Record Date your shares were held in “street name” (for instance, through a brokerage firm or bank), then you are the beneficial owner of such shares, and such shares are not registered directly in your name. The organization holding your account is considered the stockholder of record for purposes of the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account. You will receive the Notice and other proxy materials if requested, as well as voting instructions, directly from that organization.

IF I AM A BENEFICIAL OWNER OF CRYOPORT SHARES, HOW DO I VOTE?
If you are a beneficial owner, you will need to follow the voting instructions provided to you by the organization holding your account (for instance, your brokerage firm). To request documents or if you have any questions about voting, you will need to contact your broker.

Cryoport Inc	7	2023 Proxy Statement

CAN I DISSENT OR EXERCISE RIGHTS OF APPRAISAL?
Neither Nevada law nor our Amended and Restated Articles of Incorporation or Amended and Restated Bylaws provide our stockholders with dissenters’ or appraisal rights in connection with any of the proposals to be presented at the Annual Meeting. If the proposals are approved at the Annual Meeting, stockholders voting against such proposals will not be entitled to seek appraisal for their shares.

HOW ARE THE VOTES COUNTED?
All votes will be tabulated by the inspector of elections appointed for the Annual Meeting who will separately tabulate affirmative and negative votes and withheld votes/abstentions. Any information that identifies a stockholder or the particular vote of a stockholder is kept confidential.

WILL STOCKHOLDERS BE ASKED TO VOTE ON ANY OTHER MATTERS?
The Board is not aware of any other matters that will be brought before the stockholders for a vote. If any other matters properly come before the Annual Meeting, the proxy holders will vote on those matters in accordance with the recommendations of the Board or, if no recommendations are given, in accordance with their own judgment. Stockholders attending the meeting may directly vote on those matters or they may vote by proxy.

WHAT IS “HOUSEHOLDING”?
If you and one or more stockholders share the same address, it is possible that only one copy of the Notice or one copy of the proxy materials, as applicable, was delivered to your address. This is known as “householding.” We will promptly deliver a separate copy of the Notice or, if you requested a printed version by mail, the proxy materials, to you if you call or write us at our principal executive offices at 112 Westwood Place, Suite 350, Brentwood, Tennessee 37027, Attn: Secretary; telephone: (949) 681-2710. If you want to receive separate copies of the Notice or the proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE OR MORE THAN ONE COPY OF THE PROXY MATERIALS?
If you receive more than one Notice or more than one copy of the proxy materials, your shares are owned in more than one name or in multiple accounts. To ensure that all of your shares are voted, you must follow the voting instructions included in each Notice or proxy materials you receive. Please note that if you hold both common stock and Series C Preferred Stock, you can expect to receive a separate Notice for each class of stock.

CAN I CHANGE OR REVOKE MY VOTE AFTER I SUBMIT MY PROXY?
Even after you have submitted your proxy card or voted by Internet, you may change or revoke your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a signed proxy card bearing a later date. The powers of the proxy holders will be suspended with respect to your shares if you attend the meeting virtually and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

Cryoport Inc	8	2023 Proxy Statement

Forward-Looking Statements
This Proxy Statement contains certain forward-looking statements. These forward-looking statements involve a number of risks and uncertainties. These forward-looking statements can generally be identified as such because the context of the statement will include certain words, including but not limited to, “believes,” “may,” “will,” “expects,” “intends,” “estimates,” “anticipates,” “plans,” “seeks,” “continues,” “predicts,” “potential,” “likely,” or “opportunity,” and also contains predictions, estimates and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on the current beliefs of the Company’s management, as well as assumptions made by and information currently available to the Company’s management. Readers of this Proxy Statement should not put undue reliance on these forward-looking statements, which speak only as of the time this Proxy Statement was filed with the SEC. Reference is made in particular to forward-looking statements regarding our expectations about future business plans, new products or services, regulatory approvals, strategies, development timelines, prospective financial performance and opportunities, including potential acquisitions; expectations about future benefits of our acquisitions and our ability to successfully integrate those businesses and our plans related thereto; liquidity and capital resources; projected trends in the market in which we operate; expectations relating to current supply chain impacts; inflationary pressures and the effects of foreign currency fluctuations; expectations relating to the impacts on our operations resulting from the ongoing war between Russia and Ukraine; anticipated regulatory filings or approvals with respect to the products of our clients; expectations about securing and maintaining strategic relationships with global couriers or large clinical research organizations; our future capital needs and ability to raise capital on favorable terms or at all; results of our research and development efforts; and approval of our patent applications. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. The Company’s actual results may differ materially from the results projected in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in the 2022 Annual Report, including the “Risk Factors” in “Part I, Item 1A — Risk Factors”, and in “Part II, Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
Past financial or operating performance is not necessarily a reliable indicator of future performance, and you should not use our historical performance to anticipate results or future period trends. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. Except as required by law, we do not undertake to update any such forward-looking statements and expressly disclaim any duty to update the information contained in this Proxy Statement.
Cryoport Inc	9	2023 Proxy Statement

Proposal 1 Election of Directors
The Board currently consists of eight directors. Directors are elected on an annual basis. Each of the eight directors will stand for re-election at the Annual Meeting to serve as a director until the 2024 Annual Meeting of the Stockholders or until their successors are duly elected and qualified or their earlier death, resignation, or removal. The persons named on the proxy will vote to elect all of the nominees as directors for terms ending at the 2024 Annual Meeting of the Stockholders unless you withhold authority to vote for any or all of the nominees by voting to that effect or so voting at the Annual Meeting virtually. Each nominee has consented to serve as a director for the ensuing year. If one or more of the eight nominees becomes unavailable to serve prior to the date of the Annual Meeting, the persons named as proxy holders will vote those shares for the election of such other person as the Board may recommend, unless the Board reduces the total number of directors. Proxies cannot be voted for a greater number of persons than the number of nominees named.
We strive to maintain a diverse and well-rounded board that balances financial and life science expertise with independence and fresh perspectives. This year’s slate of candidates for our Board of Directors includes a highly qualified and diverse group of individuals who bring value to the Company along with governance qualifications for oversight.
Core Qualifications
•	Strategic thinking
•	Financial literacy
•	Integrity and business judgment
•	Demonstrated leadership ability
•	Expertise in their respective fields
Corporate Governance Snapshot
•	Independent Lead Director
•	Annual elections of directors (i.e., no staggered board)
•	Nomination and Governance Committee oversight of ESG initiatives
•	Directors may contact employees of our Company directly, and the Board or any committee may engage outside independent advisors
•	Compensation Committee and Chief Executive Officer evaluation process conducted by independent Board members
•	Seven of the eight directors are independent
Cryoport Inc	10	2023 Proxy Statement

Proposal 1: Election of Directors
NOMINEE SKILLS AND EXPERIENCES
The table below outlines the expertise of the nominees by the key categories we consider important to ensuring a diverse and well-rounded board of directors that will provide good corporate governance and assist in driving stockholder value:
	PUBLIC COMPANY GOVERNANCE	RISK MANAGEMENT	GLOBAL	FINANCIAL	AUDIT/TAX/ ACCOUNTING	LIFE SCIENCES/ HEALTH CARE	TECHNOLOGY	REGULATORY
Linda Baddour
Richard Berman
Daniel Hancock
Robert Hariri, M.D., Ph.D.
Ram M. Jagannath
Ramkumar Mandalam, Ph.D.
Jerrell W. Shelton
Edward Zecchini
Total	8	8	7	8	6	7	6	4
BOARD DIVERSITY
The table below provides information relating to certain voluntary self-identified characteristics of our directors. Each of the categories listed in the table below has the meaning as set forth in Nasdaq Rule 5605(f).
Board Diversity Matrix (As of March 18, 2022 and March 31, 2023)
Total Number of Directors	8
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	7	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	2	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	5	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background (with respect to LGBTQ+)	1
Cryoport Inc	11	2023 Proxy Statement

Proposal 1: Election of Directors
Nominees for Election
The eight nominees for election as directors are set forth as follows:
Linda Baddour
Linda Baddour, age 64, became a member of our Board of Directors in March 2021 and serves as a member of the Audit Committee of our Board of Directors.  Ms. Baddour is an experienced senior executive with over twenty years of experience across healthcare, life sciences and pharmaceuticals. Ms. Baddour has served on the board of directors of Waters Corporation (NYSE: WAT), a publicly traded analytical laboratory instrument and software company, since 2018, and Signant Health, since 2020. Ms. Baddour also served on the board of directors of Advarra, a Genstar Capital portfolio company, from 2019 until its sale in 2022.

From 2007 to 2018, Ms. Baddour served as Executive Vice President and Chief Financial Officer of PRA Health Sciences, Inc., a global contract research organization and data science company. During Ms. Baddour’s tenure, PRA Health Sciences grew from approximately 3,000 employees to over 17,000. From 1995 to 2007, Ms. Baddour worked at Pharmaceutical Product Development, Inc., a contract research organization, serving in various roles, including as Chief Financial Officer, Treasurer and Chief Accounting Officer. Ms. Baddour earned both a B.A. and M.B.A. from the University of North Carolina at Wilmington, and is a certified public accountant.

Ms. Baddour’s financial and business expertise, including her background in global contract research organizations, financial leadership in mergers and acquisitions makes her well-qualified to serve as a member of our Board of Directors.

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Proposal 1: Election of Directors
Richard Berman
Richard Berman, age 80, became a member of our Board of Directors in January 2015 and serves as Lead Director, Chairman of the Audit Committee and member of the Compensation Committee and Nomination and Governance Committee of our Board of Directors.  Mr. Berman’s business career spans over 40 years of venture capital, senior management and merger & acquisitions experience.   Mr. Berman has served as a director and/or officer of over a dozen public and private companies.

From 2006 to 2011, he was Chairman of National Investment Managers, a company with $12 billion in pension administration assets.  Mr. Berman is currently a director of five publicly traded companies:  Cryoport, Inc., Comsovereign Holding Corp., BioVie, Inc., Context Therapeutics Inc. (where he is Chairman) and Genius Group Limited. Mr. Berman also served as a director of Cuentas, Inc. from 2018 through 2022.    Over the last decade he has served on the board of six companies that have reached over $1 billion in market capitalization – Cryoport, Advaxis, EXIDE, Internet Commerce Corporation, Strategic Funding Source, Inc. (Kapitus) and Ontrak (Catasys).

Previously, Mr. Berman worked at Goldman Sachs; was Senior Vice President of Bankers Trust Company, where he started the M&A and Leveraged Buyout Departments; created the largest battery company in the world in the 1980’s by merging Prestolite, General Battery and Exide to form Exide Technologies (XIDE); helped to create what is now Soho (NYC) by developing five buildings; and advised on over $4 billion of M&A transactions.  He is a past Director of the Stern School of Business of NYU where he obtained his BS and MBA.  He also has U.S. and foreign law degrees from Boston College and The Hague Academy of International Law, respectively.

Mr. Berman’s financial and business expertise, including his background in biotechnology, international management and banking, and his extensive experience as a director in the public company context makes him well-qualified to serve as a member of our Board of Directors and Lead Director.

Daniel M. Hancock
Daniel Hancock, age 72, became a member of our Board of Directors in January 2019 and serves as member of the Audit Committee and Scientific and Technology Committee of our Board of Directors. Mr. Hancock is currently President of DMH Strategic Consulting LLC. He retired from General Motors (“GM”) in 2011, after 43 years of service in GM’s powertrain engineering and general management functions. His last position with GM was Vice President, Global Strategic Product Alliances. During this period, he served as Chairman of GM’s DMAX and VM Motori diesel engine joint ventures with Isuzu and Fiat, respectively. Mr. Hancock’s previous appointments at GM included: Vice President, Global Powertrain Engineering; CEO, Fiat-GM Powertrain; and President, Allison Transmission Division. Mr. Hancock had full functional responsibility for the global operations of Fiat-GM Powertrain and Allison Transmission Division during his assignments there.

Mr. Hancock is Chairman of the Board of Westport Fuel Systems (NASDAQ WPRT), a Vancouver, B.C. based global supplier of clean gaseous fuel parts, and systems for the transportation industry. He is also serving as chairman of the board of SuperTurbo Technologies, Inc., a privately-held developer of advanced turbo compounding systems for engines. In addition, Mr. Hancock serves in an advisory capacity to several global suppliers to the automotive and commercial vehicle industries. He was President of SAE International in 2014 and is a member of the National Academy of Engineering.

He received a master’s degree in mechanical engineering from Massachusetts Institute of Technology (MIT) and a bachelor’s degree also in mechanical engineering from General Motors Institute (now Kettering University), Michigan.

We believe Mr. Hancock’s global business experience, strong business acumen, and extensive manufacturing and engineering expertise qualifies him well to serve as a member of our Board of Directors.

Cryoport Inc	13	2023 Proxy Statement

Proposal 1: Election of Directors
Robert Hariri, M.D., Ph.D.
Dr. Hariri, M.D., Ph.D., age 63, became a member of our Board of Directors in September 2015 and serves as Chairman of the Scientific and Technology Committee and member of the Nomination and Governance Committee of our Board of Directors. Dr. Hariri is a visionary surgeon, scientist, aviator and entrepreneur and serves as the Founder, Chairman and CEO of Celularity, Inc. (NASDAQ: CELU), one of the world’s largest human cellular therapeutics companies.  Previously, he served as the CEO of the Cellular Therapeutics Division of Celgene Corporation from 2005 to 2013.

Prior to joining Celgene Cellular Therapeutics, Dr. Hariri was founder, chairman and chief scientific officer at Anthrogenesis Corporation, a privately held biomedical technology and service corporation involved in the area of human stem cell therapeutics, which was acquired by Celgene in 2002. Dr. Hariri also co-founded the genomic-based health intelligence company, Human Longevity, Inc. Dr. Hariri is an Adjunct Professor of Neurosurgery and member of the Board of Overseers of the Weill Cornell Medical College and is a former member of the Board of Visitors of the Columbia University School of Engineering & Applied Sciences and the Science & Technology Council of the College of Physicians and Surgeons. He is also a member of the X Prize Foundation scientific advisory board for the Archon X PRIZE for Genomics. Dr. Hariri is also a Trustee and vice-chair of the Liberty Science Center. In addition to Cryoport, Dr. Hariri has served as a member of the board of directors of various companies, including Myos Corporation from July 2011 to November 2020, where he served as Chairman of the board from April 2012 to November 2020, Bionik Laboratories Corp. from March 2015 to October 2017, and Bio Vie Inc. since June 2020. He has pioneered the use of stem cells to treat a range of life-threatening diseases and has over 170 issued and pending patents, has authored over 150 published chapters, articles and abstracts and is most recognized for his discovery of pluripotent stem cells from the placenta as a member of the team which discovered TNF (tumor necrosis factor). A jet-rated commercial pilot with thousands of hours of flight time in over 60 different military and civilian aircraft, Dr. Hariri is a founder of Jet-A Aviation, a heavy-jet charter airline.

Dr. Hariri received his undergraduate training at Columbia College and Columbia University School of Engineering and Applied Sciences and was awarded his M.D. and Ph.D. degrees from Cornell University Medical College. Dr. Hariri received his surgical training at The New York Hospital-Cornell Medical Center where he also co-directed the Aitken Laboratory in Neurosurgery.

Dr. Hariri’s training as a scientist, his knowledge and experience with respect to the biomedical and pharmaceutical industries and his extensive research and experience makes him well-qualified to serve as a member of our Board of Directors.

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Proposal 1: Election of Directors
Ram M. Jagannath
Ram M. Jagannath, age 46, became a member of our Board of Directors in October 2020. Mr. Jagannath is a Senior Managing Director and the Global Head of Healthcare for Blackstone, responsible for investing across Blackstone’s Private Equity, Tactical Opportunities and Growth businesses, based in New York. Since joining Blackstone in 2019, Mr. Jagannath has led Blackstone’s investments in HealthEdge, Burgess Group, Bright Health, ZO Skin Health, Altruista Health, Ginger, Hydrogen Health, Wellframe, Medable, and Life Science Logistics, and was involved in Blackstone’s investments in Alnylam/inclisiran royalty (NASDAQ: ALNY) and Precision Medicine Group. He is also a member of the Blackstone Growth Investment Committee.

Before joining Blackstone, Mr. Jagannath was a founding Partner of Navab Capital Partners (NCP), where he was Head of Healthcare and a member of NCP’s Management and Investment Committees. Prior to NCP, he was a Managing Director of The Carlyle Group, focused on healthcare investments in Carlyle’s flagship US Buyout private equity fund. During his twelve years at Carlyle, Mr. Jagannath was a member of the teams which invested in One Medical Group (NASDAQ: ONEM), Pharmaceutical Product Development (NASDAQ: PPD), X-Chem, Ortho Clinical Diagnostics (NASDAQ: OCDX), Healthscope Ltd. (ASX: HSO), and HCR ManorCare. Previously, he worked at Genstar Capital and Thomas Weisel Capital Partners.

Mr. Jagannath currently serves on the board of directors of HealthEdge, ZO Skin Health, Headspace Health and Hydrogen Health and as a Board Observer of Medable. He also serves on the Board of Visitors of the Duke University Pratt School of Engineering and on the Kellogg School of Management Private Equity Advisory Council, as well as on the board of directors of Centering Healthcare Institute.

Mr. Jagannath received a B.S.E. in Biomedical and Electrical Engineering with a minor in Economics from Duke University, a J.D. from the Northwestern University Pritzker School of Law, and an M.B.A. from the Northwestern University Kellogg School of Management. After Duke, he was a Fulbright Scholar in Economic Development at the University of Zagreb in Croatia. In 2021, he was recognized in Modern Healthcare’s 100 Most Influential People in Healthcare and GrowthCap’s Top 25 Healthcare Investors.

Mr. Jagannath’s experience in the healthcare industry, in mergers and acquisitions, and his background in engineering make him well-qualified to serve as a member of our Board of Directors.

For additional information regarding Mr. Jagannath’s nomination, see “—Corporate Governance Structure and Function—What are the nominating procedures and criteria?—Blackstone Nominee.”

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Proposal 1: Election of Directors
Ramkumar Mandalam, Ph.D.
Dr. Mandalam, age 58, became a member of our Board of Directors in June 2014 and serves as Chairman of the Nomination and Governance Committee and member of the Compensation Committee of our Board of Directors.   Dr. Mandalam is currently the Founder and CEO of Citra BioConsulting Inc., a cell therapy and biologics development consulting firm.

Prior to founding Citra BioConsulting in 2021, he was the CEO, President and board member of Cellerant Therapeutics, Inc., a clinical stage biotechnology company developing novel cell-based and antibody therapies for cancer treatment and blood-related disorders.   Under his leadership, Cellerant developed a pipeline of candidates for treatment of hematological malignancies and rapidly expanded from an early-stage to an advanced clinical-stage company.

Prior to joining Cellerant in 2005, he was the Executive Director of Product Development at Geron Corporation, a biopharmaceutical company where he managed the development and manufacturing of cell-based therapies for treatment of degenerative diseases and cancer.  From 1994 to 2000, he held various positions in research and development at Aastrom Biosciences, where he was responsible for programs involving ex vivo expansion of human bone marrow stem cells and dendritic cells.  In addition to serving on the Board, Dr. Mandalam serves on the board of Stempeutics Research Pvt. Ltd. and on the Commercial advisory board of NSF center for Cell Manufacturing Technologies (CMaT). Dr. Mandalam received his Ph.D. in Chemical Engineering from the University of Michigan, Ann Arbor, Michigan.  Dr. Mandalam is the author or co-author of several publications, patent applications, and abstracts.

Dr. Mandalam’s training as a scientist, extensive background in biotechnology and management expertise makes him well-qualified to serve as a member of our Board of Directors.

Jerrell W. Shelton
Jerrell W. Shelton, age 77, became a member of our Board of Directors in October 2012 and was appointed President and Chief Executive Officer of the Company in November 2012. He was appointed Chairman of the Board in October 2015.

He served on the board of directors and standing committees of Solera Holdings, Inc. from April 2007 through November 2011. From June 2004 to May 2006, Mr. Shelton was the Chairman and CEO of Wellness, Inc., a provider of advanced, integrated hospital and clinical environments. Prior to that, he served as Visiting Executive to IBM Research and Head of IBM’s WebFountain. From October 1998 to October 1999, Mr. Shelton was Chairman, President and CEO of NDC Holdings II, Inc. Between October 1996 and July 1998, he was President and CEO of Continental Graphics Holdings, Inc. And, from October 1991 to July 1996, Mr. Shelton served as President and CEO of Thomson Business Information Group.

Mr. Shelton has a B.S. in Business Administration from the University of Tennessee and an M.B.A. from Harvard University.

Mr. Shelton’s extensive leadership, management, strategic planning and financial expertise through his various leadership and directorship roles in public, private and global companies, makes him well-qualified to serve as a member of our Board of Directors.

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Proposal 1: Election of Directors
Edward J. Zecchini
Edward J. Zecchini, age 62, became a member of our Board of Directors in September 2013 and serves as Chairman of the Compensation Committee and member of the Audit Committee and the Scientific and Technology Committee of our Board of Directors. From 2018 to 2022,  Mr. Zecchini also served as a director of the publicly traded behavioral healthcare company, Ontrak, Inc.

Mr. Zecchini currently serves as Managing Member at IT Analytics LLC and serves in the role of Advisor for TribeHealth, Inc.   Prior to that, Mr. Zecchini served as Chief Information Officer at Remedy Partners, Inc., from April 2014 to October 2019 and served as Executive Vice President and Chief Technology Officer at Sandata Technologies, LLC, from May 2010 to March 2014.  Prior to that, Mr. Zecchini held senior executive positions at Touchstone Healthcare Partnership, HealthMarkets, Inc., Thomson Healthcare and SportsTicker, Inc.  Mr. Zecchini has over thirty years of experience in the healthcare and information technology industries.

Mr. Zecchini holds a Bachelor of Arts degree from the State University of New York at Oswego.

Mr. Zecchini’s business expertise, including his background and extensive experience in information technology and management makes him well-qualified to serve as a member of our Board of Directors.

Required Vote
Directors are elected by the affirmative vote of the holders of a plurality of the shares for which votes are cast. The eight nominees who receive the greatest number of votes cast “FOR” the election of such nominees shall be elected as directors. Votes withheld and broker non-votes as to the election of directors will not be counted in determining which nominees received the largest number of votes cast. Stockholders may not cumulate votes in the election of directors.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR ELECTION OF EACH OF THE NOMINEES.
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Corporate Governance and Board Matters
How often did the Board meet during 2022?
During 2022, there were eight meetings of the Board, as well as several actions taken with the unanimous written consent of the Board with informal discussions and communication prior to the execution of such consents, but without a meeting. In 2022, each director attended at least 75% of the aggregate number of meetings of the Board and committees on which such director served (during the periods for which the director served on the Board and such committees). The Company does not have a written policy requiring directors to attend its annual meeting of stockholders. Last year, two directors, Mr. Shelton and Mr. Zecchini, attended our 2022 Annual Meeting of Stockholders.

Do we have independent directors?
Our Board is responsible for determining the independence of our directors. For purposes of determining director independence, our Board has applied the definitions set forth in NASDAQ Rule 5605(a)(2) and the related rules of the SEC. Based upon its evaluation, our Board has affirmatively determined that the following directors meet the standards of independence: Mr. Berman, Mr. Hancock, Dr. Hariri, Dr. Mandalam, Mr. Jagannath, Mr. Zecchini and Ms. Baddour.

What Committees has the Board established?
Our Board has established an Audit Committee, a Compensation Committee, a Nomination and Governance Committee and a Science and Technology Committee. Charters for each of these committees are available on the Company’s website at www.cryoport.com on the “Corporate Governance: Governance Documents” page under the heading “Investor Relations.” Information on the website does not constitute a part of this Proxy Statement.

Chairperson	Member
NAME	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATION AND GOVERNANCE COMMITTEE	SCIENTIFIC AND TECHNOLOGY COMMITTEE
Richard J. Berman
Daniel M. Hancock
Robert Hariri, M.D., Ph.D.
Ram Jagannath
Ramkumar Mandalam, Ph.D.
Edward J. Zecchini
Linda Baddour
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Audit Committee
The functions of the Audit Committee are to (i) review the qualifications of the independent auditors, our annual and interim financial statements, the independent auditor’s report, significant reporting or operating issues and corporate policies and procedures as they relate to accounting and financial controls; and (ii) consider and review other matters relating to our financial and accounting affairs. The current members of the Audit Committee are Mr. Berman, who is the Audit Committee Chairman, Ms. Baddour, Mr. Hancock, Mr. Zecchini and. The Company has determined that (i) Mr. Berman qualifies as an “audit committee financial expert” as defined under the rules of the SEC and is “independent” under SEC and NASDAQ rules applicable to audit committee members, and (ii) Mr. Hancock, Mr. Zecchini and Ms. Baddour meet NASDAQ’s financial literacy and financial sophistication requirements and are “independent” under SEC and NASDAQ rules applicable to audit committee members. During 2022, the Audit Committee held eight meetings. In addition, the Audit Committee regularly held discussions regarding the consolidated financial statements of the Company during Board meetings.

Compensation Committee
The purpose of the Compensation Committee is to discharge the Board’s responsibilities relating to compensation of the Company’s directors and executive officers, to produce an annual report on executive compensation for inclusion in the Company’s Proxy Statement, as necessary, and to oversee and advise the Board on the adoption of policies that govern the Company’s compensation programs including stock incentive and benefit plans. The current members of the Compensation Committee are Mr. Zecchini, who is the Compensation Committee Chairman, Dr. Mandalam and Mr. Berman, each of whom is “independent” under SEC and NASDAQ rules applicable to compensation committee members. Each of the current members of the Compensation Committee is a “non-employee director” under Section 16 of the Exchange Act. During 2022, the Compensation Committee held eight meetings.

Nomination & Governance Committee
The functions of the Nomination and Governance Committee are to (i) make recommendations to the Board regarding the size of the Board, (ii) make recommendations to the Board regarding criteria for the selection of director nominees, (iii) identify and recommend to the Board for selection as director nominees individuals qualified to become members of the Board, (iv) recommend committee assignments to the Board, (v) recommend to the Board corporate governance principles and practices appropriate to the Company, (vi) provide oversight over the Company’s sustainability efforts as formalized in its ESG, and (vii) lead the Board in an annual review of its performance. The current members of the Nomination and Governance Committee are Dr. Mandalam, who is the Nomination and Governance Committee Chairman, Mr. Berman and Dr. Hariri. During 2022, the Nomination and Governance Committee held six meetings.

Science & Technology Committee
The functions of the Science and Technology Committee are to oversee matters pertaining to the Company’s strategic direction as related to products, systems and services serving the Company’s client businesses and investments in research and development and technology relating to the same. The current members of the Science and Technology Committee are Dr. Hariri, who is the Science and Technology Committee Chairman, Mr. Hancock and Mr. Zecchini. During 2022, the Science and Technology Committee held four meetings.

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Corporate Governance
What are the nominating procedures and criteria?
Director Qualifications. The Nomination and Governance Committee believes that persons nominated to the Board should have personal integrity and high ethical character. Candidates should not have any interests that would materially impair his or her ability to exercise independent judgment or otherwise discharge the fiduciary duties owed by a director to the Company and its stockholders. Candidates must be able to represent fairly and equally all stockholders of the Company without favoring any particular stockholder group or other constituency of the Company and must be prepared to devote adequate time to the Board and its committees.

Identifying Director Candidates. The Nomination and Governance Committee utilizes a variety of methods for identifying and evaluating nominees to serve as directors when vacancies occur. The Nomination and Governance Committee has a policy of re-nominating incumbent directors who continue to satisfy the committee’s criteria for membership and whom the Nomination and Governance Committee believes continue to make important contributions to the Board and who consent to continue their service on the Board.

In filling vacancies of the Board, the Nomination and Governance Committee will solicit recommendations for nominees from the persons the committee believes are likely to be familiar with (i) the needs of the Company and (ii) qualified candidates. These persons may include members of the Board and management of the Company. The Nomination and Governance Committee may also engage a professional search firm to assist in identifying qualified candidates. In evaluating potential nominees, the Nomination and Governance Committee will oversee the collection of information concerning the background and qualifications of the candidate and determine whether the candidate satisfies the minimum qualifications required by the committee for election as director and whether the candidate possesses any of the specific skills or qualities that under the Board’s policies must be possessed by one or more members of the Board.

The Nomination and Governance Committee’s written policy on Board diversity provides that, when evaluating potential candidates for nomination, it will consider all aspects of each candidate’s qualifications and skills in the context of the needs of the Company at that point in time with a view to creating a Board with diversity along multiple dimensions, including race, ethnicity, gender, age, education, cultural background, opinions, skills, perspectives, professional experiences and other differentiating characteristics. While there can be no assurance such candidates will emerge, it is in the best interest of the Company, as a global provider of logistics services to the life sciences industry, to embrace the richness of diversity whenever possible.

The Nomination and Governance Committee will make its selections based on all the available information and relevant considerations. The Nomination and Governance Committee’s selection will be based on who, in the view of the committee, will be best suited for membership on the Board.

Stockholder Nominees. The Nomination and Governance Committee will consider director nominee recommendations by stockholders, provided the names of such nominees, accompanied by relevant biographical information, are properly submitted in writing to the Secretary of the Company in accordance with the manner described for stockholder nominations under the heading “Stockholder Proposals for Next Annual Meeting.” In making its selection, the Nomination and Governance Committee will evaluate candidates proposed by stockholders under criteria similar to other candidates, except that the committee may consider, as one of the factors in its evaluation, the size and duration of the interest of the

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Corporate Governance

recommending stockholder in the stock of the Company. The Nomination and Governance Committee may also consider the extent to which the recommending stockholder intends to continue to hold its interest in the Company, including whether the recommending stockholder intends to continue holding its interest at least through the time of the meeting at which the candidate is to be elected. The Secretary will forward all validly submitted recommendations to the Nomination and Governance Committee. The acceptance of a recommendation from a stockholder does not imply that the Nomination and Governance Committee will recommend to the Board the nomination of the stockholder recommended candidate.

Blackstone Nominee. Pursuant to the Securities Purchase Agreement entered into in connection with the issuance and sale of our Series C Preferred Stock, for so long as the Purchaser Parties (as defined in the Securities Purchase Agreement) hold 66.67% of the Series C Preferred Stock issued to them under the Securities Purchase Agreement, Blackstone Freeze Parent (as defined elsewhere in this Proxy Statement) has the right to nominate for election one member to the Board. Blackstone Freeze Parent has designated Mr. Jagannath as its nominee. For additional information, see “Certain Relationships and Related Transactions” in this Proxy Statement.

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Corporate Governance
How is the Board structured?
Pursuant to our Amended and Restated Bylaws, the Chairman of the Board presides at meetings of the Board. The Chairman of the Board is currently the Company’s President and Chief Executive Officer, Mr. Shelton.

CHAIRMAN
The Board has determined that its current structure, with a combined Chairman and Chief Executive Officer, is in the best interests of the Company and its stockholders. The Board believes that combining the Chairman and Chief Executive Officer positions is currently the most effective leadership structure for the Company given Mr. Shelton’s in-depth knowledge of the Company’s technology, business and industry, and his ability to formulate and implement strategic initiatives. Further, Mr. Shelton is intimately involved in the day-to-day operations of the Company and is thus in a position to elevate the most critical business issues for consideration by the independent directors of the Board.

LEAD DIRECTOR
The Board has appointed Mr. Berman as the Lead Director. Among other responsibilities, Mr. Berman presides over regularly scheduled meetings at which only our independent directors are present, serves as a liaison between the Chairman and Chief Executive Officer and the independent directors, and performs such additional duties as our Board may otherwise determine and delegate. We believe the appointment of a Lead Director, the independent nature of the Audit Committee, the Compensation Committee, and the Nomination and Governance Committee, as well as the practice of the independent directors regularly meeting in executive session without Mr. Shelton and the other members of the Company’s management present, ensures that the Board maintains a level of independent oversight of management that is appropriate for the Company.

Are there any family relationships among the directors and the executive officers?	There are no family relationships among any of our directors and executive officers.
What is the Board’s role in risk oversight?
The Board oversees an enterprise-wide approach to risk management that is designed to support the achievement of organizational objectives to improve long-term performance and enhance stockholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. In setting the Company’s business strategy, the Board assesses the various risks being mitigated by management and determines what constitutes an appropriate level of risk for the Company.

While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and receives financial risk assessment reports from management. Risks related to the compensation programs are reviewed by the Compensation Committee. The Nomination and Governance Committee is responsible for governance risk, including oversight of the Company’s policies on avoidance of conflicts of interest, insider trading, and management succession. The Board is advised by these committees of significant risks and management’s response via periodic updates.

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Corporate Governance
Has the Company implemented any Environmental, Social, Governance (ESG) policies?
Beginning 2020 we initiated a formal internal review of our ESG policies, procedures, and performance. Subsequently in February 2021, we publicly disclosed ESG information based on the framework and standards set by the Sustainability Accounting Standards Board (SASB) and the Taskforce on Climate-related Financial Disclosures (TCFD). Building upon our first report, we began with the goal of developing a formal, thoughtful, comprehensive, and right-sized sustainability program that would be used as a foundation for effectively organizing, reporting, and measuring our performance to set ESG goals in the future.

In June 2021, we began a materiality assessment to guide our overall sustainability strategy. The intent of the materiality assessment was to understand what ESG topics were important to our key stakeholders, to take into consideration Cryoport’s business strategy development, and to understand Cryoport’s global internal priorities. There were three key activities for this phase of the process: Benchmarking against peer companies, ratings received from ISS, MSCI, and Sustainalytics, and interviews with key stakeholders.

The information and feedback received from the materiality assessment was aggregated into a customized and weighted materiality matrix. The following Materiality Matrix follows GRI Standards recommendations and plots topics based on their relative priority resulting from the materiality assessment.

Cryoport Materiality Matrix

Prioritization of Topics:
1. GHG Emissions
2. Resource Efficiency
3. Supplier Management
4. Diversity, Equity & Inclusion
5. Data Privacy & Security
6. Employee Health & Safety
7. Product & Service Quality
8. Product Lifecycle Management & Innovation
9. Business Ethics
10. Risk Management
3
2
5
1
4
7
6
8
9
10
Environment
Governance
Social
Influence on Stakeholders Assessment and Decisions
Cryoport's Significant Economic, Environmental and Social Impacts

Once the Materiality Matrix was developed, several meetings were conducted internally with our ESG committee and our Board of Directors’ Nomination and Governance Committee to evaluate the findings.

As we proceeded on our ESG endeavor in 2022, our initial key focus was on Green House Gas (GHG) Emissions. GHG emissions were the foremost priority identified in our Materiality Matrix and represent a clear global significance for companies, consumers, and other stakeholders.

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Cryoport engaged an ESG advisor upon completion of our Sustainability Strategy to assist in creating a report of our estimated global GHG emissions during 2021. The results of that report are summarized below in the discussion of GHG Emissions.

Using the 2021 carbon footprint as a baseline, Cryoport plans to calculate an annual carbon footprint. Conducting an annual carbon footprint not only allows Cryoport to track changes (i.e., increases or reductions in emissions, fuel usage, or energy usage by facility), but will also be helpful in ultimately setting emission reduction targets.

We are also considering focusing on another topic within our materiality matrix (e.g., resource efficiency) to further the company’s ESG journey.

Environmental
As Cryoport continues to grow its business in a way that is considerate of our global community, we are committed to protecting our planet by using our world’s resources sensibly and minimizing our emissions and waste on a global basis. From an environmental standpoint, one example of our sustainability efforts is our cryogenic Cryoport Express® Shipper, which uses the non-hazardous dry vapor form of liquid nitrogen and proprietary informatics to drive efficiencies in the use of resources throughout our company. This service offering also employs multi-use and recyclable packaging. Knowing that there is much more to do to aid in our environmental efforts, we have recently developed a system to collect data on a global scale for the purpose of quantifying the impact of all our environmental initiatives so that we can demonstrate our achievements on this important matter to our stockholders, customers, and other interested stakeholders.

Greenhouse Gas Emissions (GHGs)
The following is a summary of the report on our estimated global GHG emissions during 2021.

Methodology
We used the World Resource Institute’s Greenhouse Gas Protocol - Corporate Accounting and Reporting Standard (Revised Edition) to calculate the company’s GHG emissions. The standard provides accounting tools to measure, manage, and report on GHG emissions. This protocol classifies emissions into three “scopes.” Scope 1 emissions includes direct GHG emissions, which occur from sources that are owned or controlled by a company. Scope 2 emissions include indirect GHG emission from purchased electricity. Scope 3 emissions include all other indirect GHG emissions.

Organizational Boundary
The reporting boundary for the purposes of the report is Cryoport, Inc. and its consolidated subsidiaries, which includes our four business units (MVE, Cryoport Systems, CRYOPDP and CRYOGENE) that was comprised of 41 facility locations across 13 countries (United States, China, Netherlands, Portugal, France, Belgium, United Kingdom, Poland, Germany, Singapore, India, South Korea, Australia) in 2021.

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Scope
The scope of the report includes our Scope 1 emissions (Direct) and Scope 2 emissions (Indirect emissions from purchased electricity), but generally excludes Scope 3 emissions (Other indirect emissions). However, we did quantify Scope 3 emissions from business travel for three business units and waste for two business units because the data was readily available to quantify such emissions. The following sources of emissions were included in the scope of the report for the identified business units:

Some of the Scope 3 emissions that contribute to our global carbon footprint, but for which we determined that data was not reasonably available for us to quantify in this report include, but are not limited to, transportation and distribution provided by third parties in the performance of our services; use and end-of-life treatment of sold products; and purchased goods and services.

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Assumptions

We used various assumptions to quantify GHG emissions in the report. As with any projections or estimates, actual results or numbers may vary based upon factors such as variations in processes and operations, availability and quality of data, and methodologies used for measurement and estimation. Changes to emission estimates may occur if updated data or emission methodologies become available. The following are some primary assumptions or estimates that we made in the report:

Stationary Combustion – Natural Gas. Natural gas usage for heating was estimated for several company locations based on either (i) square footage using a. US average intensity for offices of 21.3 SCF/ft2, or (ii) spend data and regional utility rates, depending on what information was available.

Purchased Electricity (Location-Based). Electricity usage was estimated for several company locations based on either (i) square footage using a US average intensity for offices of 13.6 kWh/ft2, or (ii) spend data and regional utility rates, depending on what information was available. Utility Estimations. When there were gaps in electricity or natural gas data, the average of the prior and following months data was used to estimate the missing information.

Results

Our 2021 Total Emissions, as calculated in the report are as follows:

Emission Type	2021 Total Emissions ($MT\ CO_2$-e)
Scope 1	Stationary Combustion	447
Scope 1	Mobile Sources	2,016
Scope 1	Refrigeration / AC Equipment	150
Scope 2	Purchased Electricity (Location-Based)	6,988
Total Scope 1 + 2		9,602 MT CO_2-e
Scope 3	Employee Business Travel	32
Scope 3	Waste	110
Total Scope 1, 2, and 3		9,744 MT CO_2-e

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The following chart shows the percent of total emissions in 2021 that was contributed by each type of emission quantified in the report:

Percent of 2021 Carbon Footprint

Employee Business Travel 0.3%
Waste 1.1%
Stationary Combustion 4.6%
Mobile Sources 20.7%
Refrigeration / AC Equipment 1.5%
Purchased and Consumed Electricity 71.7%

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2021 Carbon Footprint Intensities The following table shows our 2021 carbon footprint intensity in relation to square feet of our facilities, revenue, and employees.
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The following chart shows the intensity of 2021 emissions from stationary combustion and purchased electricity by square foot on for each facility. The average facility intensity was 0.0115 MT CO2–e per square foot, as indicated by the dashed horizontal line within the following chart.

Intensity of GHG From Statutory Combustion and Purchased Electricity by Facility Square Footage

Resource Efficiency
Cryoport understands the importance of resource conservation as it relates to the efficient use of resources, reduction of our carbon footprint, and effective cost management. To that end, Cryoport strives to operate in an efficient manner to ensure the optimization of raw materials, equipment, waste, energy, and labor. We have identified thermal efficiency as the largest impact on energy conservation associated with our products. To manage this aspect of the business, our Global Logistics Center Network utilizes the International Safe Transit Association (ISTA) standard 7E to test and evaluate thermal performance against stated requirements of 10+ days of maintaining internal temperatures at or below negative 150[o]C. Our products comply with this standard, and in turn, the products insulative properties require less energy to maintain prescribed temperature levels.

Cryoport’s dewars do not consume any electricity, and our freezer units utilize liquid nitrogen as a cooling agent, which is the by-product of other processes, creating a closed-loop resource that reduces additional energy associated with sourcing, procuring, and delivery of resources purchased from third parties.

We also exemplify efficiency through the development and use of the cryogenic Cryoport Express® Shipper, which uses the non-hazardous dry vapor form of liquid nitrogen and proprietary informatics to drive efficiencies in the use of resources throughout our company. Our Cryoport Express Shipper is also a multi-use offering with recyclable packaging.

In addition, Cryoport measures the effectiveness and efficiency of our production practices by tracking the amount of scrap material disposed of or sold on an annual basis. Stainless steel products that do not meet our stringent specification are reworked into our process to create

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new products that meet specifications, diverting the material from landfill and scrap recycling for beneficial reuse as new product. Any scrap metal that does not meet specification and cannot effectively be reworked into new product is recycled by third party recycling partners.

Supporting Our People
Cryoport’s global team of employees are our most valuable resource, from our teams on the front line in our global supply chain and logistics centers, to our manufacturing operations, to our business development personnel, to the engineers who design our products and services, to our quality assurance and regulatory teams that assure the safety, quality, compliance, and integrity of our products.

Our success depends on the health, talent, and dedication of our global team. As we grow our team, we strive to retain, develop, and provide advancement opportunities for our employees. We endeavor to make Cryoport a superior growth workplace with a diverse, inclusive, and equitable environment where all team members have the opportunity to flourish.

Diversity, Equity & Inclusion (DEI)
We are committed to inclusion, equity, and diverse representation for our employees across our Company. Cryoport is an Equal Employment Opportunity employer and currently tracks gender distribution across its operations and management. We maintain clear policies related to anti-harassment, discrimination, and retaliation, and provide an anonymous, third party-managed reporting hotline for employees to report incidents of harassment, discrimination, and policy violations. We provide annual online corporate training programs on harassment, diversity and inclusion, business ethics and code of conduct. In addition, Cryoport’s recruiting programs include targeted outreach to a variety of under-represented constituents, including minorities, women, veterans, and disabled populations to help improve recruiting efforts while gaining valuable insights from a diverse set of recruits. Cryoport has partnered with or targeted organizations like Hire Heroes, Career OneStop, recruiting at Historical Black Colleges, Accounting and Financial Women’s Alliance, and Women in Technology.

HR departments in each Cryoport business unit manage HR priorities, including team member career development, engagement, and health and wellness. Our Corporate HR department promotes consistency of policies across operating companies and manages executive development and team member benefits.

Cryoport understands that some of the industries in which we operate, including manufacturing, are typically male-dominated. As of December 2022, women represented a total of approximately 31% of all employees, 27% of all managers, 38% of all directors, and 14% of all senior leadership positions (Vice President and above). Cryoport understands that there is work to be done to create a more equitable and representative senior leadership team and continue to push gender diversity throughout its operations.

We are committed to offering competitive compensation that accounts for geography, industry, experience, and performance. Our compensation programs and practices are designed to attract new employees, motivate, and reward performance, drive growth and support retention. Compensation at Cryoport includes base wages and generally includes an incentive opportunity through cash bonus, equity stock options and/or restricted stock units. More than 99% of our employees participate in our incentive programs.

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Employee Health & Safety
Safety is a priority in every aspect of our business. Across our companies, we are committed to making our workplaces and communities safer for our employees, customers, and the public. Our corporate philosophy is embedded in our day-to-day work through rigorous policies and continual education.

Cryoport’s Employee Health & Safety (EHS) programs have resulted in strong safety performance, as demonstrated by our total injury rate (TIR) and lost time injury rate (LTIR) being significantly lower than the global industry averages. Facilitated by our culture of continuous improvement, we are committed to continue to work toward reducing our TIR and LTIR numbers even further.

To understand and improve our safety performance, we evaluate our operational performance across a variety of indicators—including lost-time-injury rate (LTIR)—on a daily basis. In fiscal year 2022, our LTIR was 1.23, a decrease of 47.7% compared to fiscal year 2021. In addition to looking at lagging indicators of safety performance, we frequently evaluate the effectiveness of new metrics, including leading indicators, as we strive to improve our safety performance. Cryoport’s operating companies are responsible for implementing policies and procedures aligned with international standards that account for their business and the associated health and safety risks.

We continue to have flexible working arrangements, including telecommuting and part time arrangements, to maintain a safe working environment for our employees throughout the COVID-19 pandemic.

Innovating Responsibly
Cryoport recognizes the role we play in protecting the health and safety of current and future generations through services and solutions that promote sustainability, resilience, and respect for the environment. We strive for a product base that is of the highest quality and with long use phases to minimize impact associated with production of new product, and Cryoport reviews opportunities to eliminate materials of concern and related managed waste streams on a regular cadence.

Product & Service Quality
As a temperature-controlled supply chain provider to the life sciences industry, Cryoport must comply with the safe transportation of regulated hazardous materials. As a result, we have designed and developed several features in its various products to comply with US DOT, IATA, ICAO, and other regulatory and guidance bodies. Additionally, safety warnings are included in our product labeling as well as our manuals. Our products are designed to conform to the following standards (where applicable):
• ISO 13485 (Section 7.3 Design and Development, ISO, QMS)
• ISO 14971 Application of Risk Management, ISO
• Medical Device Directive Medical Devices Directive 93/42/EEC, and Directive 2007/47/EC amending Council Directive 93/42/EEC concerning medical devices
• Low Voltage Directive (LVD) (2014/35/EU)
• Electromagnetic Compatibility Directive (2014/30/EU)
• RoHS 2 (2011/65/EU) (we are actively working on RoHS 3 and REACH)
• Safety Requirements For Electrical Equipment For Measurement, Control, And Laboratory Use - Part 1:

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• General Requirements [UL 61010-1:2012 Ed.3+R:29Apr2016]
• Safety Requirements For Electrical Equipment For Measurement, Control, And Laboratory Use – Part 1:
• General Requirements (R2017) [CSA C22.2#61010-1-12:2012 Ed.3+U1; U2]
• IEC 60601-1 - Medical electrical equipment - Part 1: General requirements for basic safety and essential performance
• IEC 61326-1:2012 - Electrical Equipment For Measurement, Control And Laboratory Use - EMC Requirements - Part 1: General Requirements
• ASME SEC. VIII Pressure Vessel Code (Fusion Only)
• EU Pressure Equipment Directive (EU97/23/EC) (Fusion Only)
• FCC 47 CFR Class B Verification (Fusion Only)
• IEC 62304 Medical device software — Software life cycle processes

These standards are woven into our development methodology used to design all new products within the organization. This development process includes a risk management assessment done in accordance with ISO 14971 that identifies hazards and mitigates risks via design improvements, process improvement, and warnings (including labels and safety information shipped with the product).

We pride ourselves on our exceptional operational quality. Our temperature-controlled supply chain solutions focused on cell and gene therapies boast a 95.20% delivery success rate and due to this performance 12,572 additional patients were able to receive therapies over the past 24 months and 1,641 intended parents are potentially able to have successful cycles resulting in the birth of a child on an annual basis because of our CryoStork® solution.

While rare, recalls of product may become necessary. The primary responsibility for recall management lies with our Vice President of Quality Assurance and Regulatory Affairs for manufacturing. The executive staff is involved in decision and implementation processes depending upon the specifics of any recall required. Customer service personnel, sales staff and other resources would then be utilized in reaching all distributors and direct end users. Results of recalls are evaluated daily until the recall is closed. There were no product recalls during 2022.

Product Lifecycle Management
Cryoport creates unique products with long-term use in mind. Cryoport products are primarily constructed of recyclable aluminum or stainless steel, and we approach the extension of product lifecycles through the following four areas:
• Longevity
• Reparability
• Reusability
• Recyclability

We strive for a product base with long use phases to minimize impact associated with production of new product. At our MVE Biological Solutions production facility, we manufacture cryogenic freezer units that utilize 1/587 of the energy used by conventional mechanical freezers used for similar applications. For example, our freezer production displaced annual electricity consumption by 166,255,209 kWh from

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what would otherwise be consumed from alternative products. This amount of electricity could power 15,513 homes (sized at 2,500 square feet) annually. This reduction in energy consumption from our freezer lines alone equates to 136,733,034 pounds of GHG emissions avoided or the emissions equivalent to 13,364 passenger vehicles driven for one year.

Cryoport regularly reviews opportunities to eliminate the use of materials considered hazardous and related managed waste streams on a regular cadence. Cryoport does not utilize any substances of concern in our products; We do currently utilize minimal quantities of hazardous materials that are not listed substances of concern in our operations, primarily in the form of isopropanol, epoxies, butyl cellosolve, lacquer thinner, paint, hyamine and isopropyl alcohol. These materials and the insignificant quantities of hazardous wastes generated in our production facilities are managed in compliance with all state and federal regulations. Any hazardous waste that is generated is tracked and managed with an overall goal of eliminating hazardous materials where possible.

Cryoport strives to have a conflict-free supply chain and is committed to working with its suppliers to increase transparency regarding the origin of minerals contained in its products, including minerals identified as conflict minerals (tin, tungsten, tantalum, and gold), and has adopted a Conflict Minerals Policy, which is available on our website at www.cryoport.com on the “Investor Relations: Corporate Governance” page under the heading “Governance Documents.”

Governing Ethically
Cryoport recognizes constructive supplier relationships as essential to our ability to meet customer requirements for quality solutions. We expect our business partners to share our commitment to ethics, integrity, compliance, safety, human rights, data security, and environmental protection. By the same token, as a provider accountable to thousands of companies worldwide, we pledge, through our ESG performance, to meet or exceed our clients’ requirements for the same.

Business Ethics
We are committed to operating with honesty, truthfulness and transparency in accordance to the highest ethical and corporate governance standards – mutual respect, integrity and trust are our foundation. As an ethical operator, we have developed a robust Code of Conduct and hold ourselves accountable to it in all we do. All employees across our operations are provided with training and reference materials to reinforce this commitment to integrity and ethics in our business. Our policies are clearly defined, published in local languages where applicable, and include guidance on topics including, but not limited to:
• Corruption
• Anti-Trust and Anti-Competitive Behavior
• Insider Dealings
• Gifts
• Bribes (e.g., explicit prohibition of facilitation payments)
• Conflicts of Interest
• Intellectual Property

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• Compliance
• Truthful and Accurate Reporting
• Interactions with Healthcare Professionals
• Whistleblower Protections (including non-retaliation)

Political Activity and Contributions (e.g., explicit prohibition of contribution of any kind to any candidate or political party without express prior approval of the Board of Directors – this covers both direct contributions and indirection support; no political contributions have been made in recent years).

In addition to our Code of Conduct, our senior leadership team actively oversees the governance of our ethics programs to help ensure that commitment is driven from the top down, and that program owners are accountable for successful program compliance.

Cryoport does not conduct clinical trials, animal testing or use human tissue of any kind in the manufacture or design of our products, and our Code of Conduct governs the ethical behavior of our employees across Cryoport operations. Further, the Company does not conduct lobbying activities.

Supplier Management
Temperature controlled supply chain support to the life sciences industry is critical to all that Cryoport does; therefore, we take an active approach to managing suppliers and partners to ensure that appropriate compliance, health, safety, labor practices, and ethical standards are employed. Our internal diligence process for third-party vendors including a supplier questionnaire that is required for vendor approval and a regular auditing scheme thereafter for existing suppliers. The questionnaire is intended to verify that programs exist to manage material risk areas associated with the given supplier’s operations and particular consideration is paid to bribery or other forms of corrupt activity. No suppliers are approved until this mandatory due diligence is complete and a completed assessment form is on file.

As an example of verification that programs exist to manage material risks for any given supplier, if our transportation suppliers employ or work with a Dangerous Goods Safety Advisor, we confirm the presence of a credentialed role responsible for overseeing activities associated with dangerous goods, including but not limited to, employee training and coaching, reporting, and monitoring of activities associated with the transportation of dangerous goods. The purpose of this inquiry is to gauge the degree of oversight over dangerous goods management by our suppliers to help ensure product and employee welfare.

Our Code of Conduct extends through our suppliers and thus sets an expectation for our suppliers to commit to operating with honesty, truthfulness and transparency in accordance to the highest ethical and corporate governance standards, as Cryoport personifies through our operations. Per our Code of Conduct, Cryoport will not tolerate the use by suppliers of forced labor in any form.

Data Privacy & Security
Cryoport uses an outside Center for Internet Security (CIS) assessment firm to evaluate its data security controls in an effort protect our businesses and secure the information of our employees and customers. The evaluation process utilizes the CIS Critical Security Controls

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Capability Maturity Model Integration (CMMI) methodology, and is an ongoing initiative used to continuously improve the CMMI rating for the Company.

Our customers rely on Cryoport to securely and reliably deliver temperature-controlled supply chain solutions globally, including providing a secure online portal for order entry, tracking, condition monitoring, and for the retrieval of historic information. Protecting the privacy of our customers and vendors is essential to maintaining their trust, and we take a proactive approach to safeguard all data and ensure a secure environment. With the increasing presence and sophistication of online threats, we must ensure continuous improvement to protect our business and our customers. We regularly review our technology, policies, and practices to maintain compliance with all relevant regulations. We do not sell customers’ data to third parties. Additionally, Cryoport employees with a computer are required to complete an annual online training course on information security and data privacy. The course addresses a range of topics related to information security and data privacy, including awareness regarding social engineering and cybercrimes, protecting the workplace, and protecting data.

Cryoport Impact Statements
Examples of some of our positive societal and environmental impacts for 2022 include the following:

Pathways	Impacts	2022 Outcomes
Cryoport Systems / CRYOPDP	Access for Patients	**13,718** additional patients were able to receive therapies over past 24 months
CryoStork®	Patient Success & Satisfaction	**1,641** Intended Parents able to have successful cycles resulting in the birth of a child
MVE Biological Solutions	Energy Saved	**166,225,209** kWh annual energy reduction, or **136,733,034** pounds of GHG emissions avoided
CRYOGENE	Energy Saved	**1,398,686** pounds of GHG emissions avoided due to renewable energy generation

Our positive impacts for 2022 were based on the following:

Access to Patients. Our calculation of the number of additional patients that were able to receive therapies was based our success rate for shipments, which is higher than the average success rate in the cold chain markets of 80%, pursuant to Rodrigue, J-P (2020), The Geography of Transport Systems, Fifth Edition, New York: Routledge.

Patient Success & Satisfaction. Our calculation of the number of intended parents able to have

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successful cycles resulting the birth of a child is based on the weighted average chance of a live singleton birth per intended egg retrieval across women of all ages of 27.09% as reported in the 2020 Society for Assisted Reproductive Technology (SART) Clinic Summary Report (CSR).

Energy Saved – MVE Biological Solutions. Our calculation of energy reduction is based on the reduced energy consumption from MVE freezer use compared to the average energy consumed by operation of mechanical freezers, which we assumed to be 31.7 kWh/day based on product specifications from a mechanical freezer manufacturer.

Energy Saved – CRYOGENE. CRYOGENE contracted with an energy provider with carbon-free energy credits (EFEC). At least 35% of the power consumed for CRYOGENE is from emission-free resources. Our calculation of GHG emissions avoided is based on the output mission rates for GHG emissions from the EPA eGRID data (2021) for the Electric Reliability Council of Texas (ERCOT).

CODE OF ETHICAL BUSINESS CONDUCT
We have adopted our Code of Ethical Business Conduct that applies to our directors and all employees, including our Chief Executive Officer and Chief Financial Officer. We have posted the text of our Code of Ethical Business Conduct on our website at www.cryoport.com on the “Investor Relations: Corporate Governance” page under the heading “Governance Documents.” We intend to satisfy the requirement under Item 5.05 of Form 8-K regarding disclosure of amendments to, or waivers from, provisions of our Code of Ethical Business Conduct by posting such information on our website.

The Cryoport Code of Ethical Business Conduct serves as the foundation of our corporate integrity and compliance program. Our officers, directors, and managers are responsible for promoting the principles within the Code and fostering a culture of ethical conduct. We regularly review and update the Code to ensure it remains relevant and available to our global employees. The Code covers a breadth of topics, including conflicts of interest, equal employment opportunity and anti-harassment, environmental compliance and sustainability, insider trading rules, and how to report violations of Company policies. Our commitment to doing the right thing depends on our employees’ being comfortable in reporting any suspected violations of law or unethical conduct, and our leaders’ abilities to address suspected violations promptly, with respect. Our global policy against retaliation encourages employees to come forward to report concerns in good faith. When a matter is reported to a manager or Human Resources, the concern is reviewed to determine whether it should be escalated to the Legal department. The legal department also has criteria for further escalation, if necessary, to legal department management. Every new hire is introduced to the Code through training and orientation.

We develop and update these policies when we identify a need for employee clarification, the emergence of new laws or regulations, or other external factors. We routinely update the language in our policies, and how we present information, to ensure our employees understand the risks they face in their jobs, and steps they can take to mitigate those risks and report potential problems.

Our commitment to human rights is an important part of our Code of Ethical Business Conduct. We are committed to protecting and advancing human rights in our operations around the world. We pay fair wages and comply with wage laws in all the countries where we operate. We prohibit the use of child, compulsory, or forced labor, and we share the zero-tolerance

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policies adopted by the United States and other governments against slavery and human trafficking. We prohibit the trafficking of persons for any purpose and trafficking-related activities, and we expect the same from our suppliers and vendors.

How can stockholders communicate with the Board?
The Board encourages stockholders to send communications about bona fide issues concerning the Company to the Board or specified members through its Nomination and Governance Committee. All such communications, except those related to stockholder proposals discussed under the heading “Stockholder Proposals for Next Annual Meeting,” must be sent to the Nomination and Governance Committee Chairman at the Company’s offices at 112 Westwood Place, Suite 350, Brentwood, Tennessee 37027. Any such communication will be promptly distributed to the director or directors named therein unless such communication is considered, either presumptively or in the reasonable judgment of the Nomination and Governance Committee Chairman, to be improper for submission to the intended recipient or recipients.

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Ownership of Securities
The following table sets forth information with respect to the beneficial ownership of the Company’s common stock and Series C Preferred Stock as of March 10, 2023 by (i) each person or group of affiliated persons known to the Company to beneficially own 5% or more of its common stock or Series C Preferred Stock, (ii) each of our named executive officers, (iii) each of our directors and (iv) and all of our current executive officers and directors as a group.
Percentage of beneficial ownership is calculated based on (i) 48,399,543 shares of common stock and (ii) 200,000 shares of Series C Preferred Stock, which are convertible into 5,745,969 shares of common stock within 60 days of March 10, 2023. Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and includes shares of our common stock issuable within 60 days of March 10, 2023 pursuant to the exercise, conversion or vesting of stock options, preferred stock, restricted stock rights (“RSRs”) or other securities, applicable.
To calculate a stockholder’s percentage of beneficial ownership of common stock, we include in the numerator and denominator those shares of common stock underlying options, RSRs and convertible securities that such stockholder is considered to beneficially own. Shares of common stock underlying options, RSRs and convertible securities held by other stockholders, however, are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership of each of the stockholders may be different.
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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned. Furthermore, unless otherwise indicated, the business address of each person is c/o Cryoport, Inc. 112 Westwood Place, Suite 350, Brentwood, Tennessee 37027.
Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares of Common Stock Beneficially Owned	Number of Shares of Series C Preferred Stock Beneficially Owned	Percentage of Shares of Series C Preferred Stock Beneficially Owned
Named Executive Officers and Directors:
Jerrell W. Shelton	3,450,281(1)	6.7%	—	—
Richard Berman	143,531(1)	*	—	—
Robert Hariri, M.D., Ph.D.	210,105(1)	*	—	—
Edward Zecchini	272,128(1)	*	—	—
Ramkumar Mandalam, Ph.D.	289,661(1)	*	—	—
Daniel Hancock	91,732(1)	*	—	—
Ram M. Jagannath	—	—	—	—
Linda Baddour	28,870(1)	*	—	—
Robert S. Stefanovich	795,961(1)	1.6%	—	—
Mark W. Sawicki, Ph.D.	289,777(1)	*	—	—
All directors and executive officers as a group (10 persons)	5,572,046(1)	10.5%	—	—

Other Stockholders:
Brown Capital Management LLC	6,959,207(2)	14.4%	—	—
Entities affiliated with The Blackstone Group Inc.	6,199,366(3)	11.4%	200,000(3)	100%
The Vanguard Group	3,535,073(4)	7.3%	—	—
BlackRock, Inc.	3,144,213(5)	6.5%	—	—
Alger Associates, Inc	2,720,045(6)	5.6%	—	—
*	Represents less than 1%
(1)
Includes shares which individuals shown above have the right to acquire as of March 10, 2023, or within 60 days thereafter, pursuant to outstanding stock options and unvested RSR’s as follows: Mr. Shelton — 3,037,987 shares; Mr. Berman — 43,531 shares; Dr. Hariri — 209,397 shares; Dr. Mandalam 266,899 shares; Mr. Zecchini — 234,397 shares, Mr. Hancock — 84,397 shares, Ms. Baddour — 24,710 shares, Mr. Stefanovich —542,493 shares and Dr. Sawicki — 235,724 shares. With respect to Mr. Stefanovich, also includes 165,000 shares held by the Jerrell W. Shelton 2021 GST Exempt Trust, over which Mr. Stefanovich has sole voting and dispositive power.

(2)
According to the Schedule 13G/A filed by Brown Capital Management, LLC on February 14, 2023, the shares reported by Brown Capital Management, LLC are beneficially owned by Brown Capital Management, LLC and Brown Capital Management Small Company Fund. Brown Capital Management LLC holds the sole power to vote or direct the vote with respect to 5,022,459 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 6,959,207 shares, and shared dispositive power with respect to 0 shares. The foregoing shares includes shares reported to be beneficially owned by Brown Capital Management Small Company Fund, which holds the sole power to vote or direct the vote with respect to 4,125,025 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 4,125,025 shares, and shared dispositive power with respect to 0 shares. The address for these entities is 1201 N. Calvert Street, Baltimore, Maryland 21202.

(3)
Represents (x) 443,057 shares of common stock and 195,439 shares of Series C Preferred Stock, which are convertible into 5,614,933 shares of common stock, directly held by Blackstone Freeze Parent L.P. and (y) 10,339 shares of common stock and 4,561 shares of Series C Preferred Stock, which are convertible into 131,037 shares of common stock, directly held by Blackstone Tactical Opportunities Fund—FD L.P.

Blackstone Tactical Opportunities Associates III – NQ L.P. is the general partner of Blackstone Tactical Opportunities Fund – FD L.P. BTO DE GP – NQ L.L.C. is the general partner of Blackstone Tactical Opportunities Associates III – NQ L.P. Blackstone Holdings II L.P. is the managing member of BTO DE GP – NQ L.L.C. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings II L.P.
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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
BTO Holdings Manager L.L.C. is the general partner of Blackstone Freeze Parent L.P. Blackstone Tactical Opportunities Associates L.L.C. is the managing member of BTO Holdings Manager L.L.C. BTOA L.L.C. is the sole member of Blackstone Tactical Opportunities Associates L.L.C. Blackstone Holdings III L.P. is the managing member of BTOA L.L.C. Blackstone Holdings III GP L.P. is the general partner of Blackstone Holdings III L.P. Blackstone Holdings III GP Management L.L.C. is the general partner of Blackstone Holdings III GP L.P.
Blackstone Inc. is the sole member of each of Blackstone Holdings I/II GP L.L.C. and Blackstone Holdings III GP Management L.L.C. The sole holder of the Series II preferred stock of Blackstone Inc. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of the Blackstone entities described in this footnote and Stephen A.
Schwarzman (other than to the extent it or he directly holds securities as described herein) may be deemed to beneficially own the securities directly or indirectly controlled by such Blackstone entities or him, but each disclaims beneficial ownership of such securities. The address of each of the entities listed in this footnote and Mr. Schwarzman is c/o The Blackstone Group Inc., 345 Park Avenue, New York, New York 10154.
(4)
According to the Schedule 13G/A filed by The Vanguard Group on February 9, 2023, the shares reported by The Vanguard Group are beneficially owned by The Vanguard Group, which has the sole power to vote or direct the vote with respect to 0 shares, shared voting power with respect to 67,745 shares, sole dispositive power with respect to 3,421,394 shares, and shared dispositive power with respect to 113,679 shares. The address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.

(5)
According to the Schedule 13G/A filed by BlackRock, Inc. on February 1, 2023, the shares reported by BlackRock, Inc. are beneficially owned by BlackRock, Inc., which holds the sole power to vote or to direct the vote of 3,083,549 shares and sole power to dispose, or to direct the disposition of, 3,144,213 shares. The shares are owned, directly or indirectly, by BlackRock, Inc., or its subsidiaries BlackRock Life Limited, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., Blackrock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock Fund Advisors, and BlackRock Fund Managers Ltd. The address for these entities is 55 East 52nd Street, New York, NY 10055.

(6)
According to the Schedule 13G/A filed by Alger Associates, Inc. on February 14, 2023, the shares reported by Alger Associates, Inc. are beneficially owned by one or more open-end investment companies or other managed accounts that are investment management clients of Fred Alger Management, LLC, (“FAM”) a registered investment adviser. FAM is a 100% owned subsidiary of Alger Group Holdings, LLC (“AGH”), a holding company. AGH is a 100% owned subsidiary of Alger Associates, Inc., a holding company. Alger Associates, Inc., AGH, and FAM each hold sole power to vote, or to direct the vote of, and sole power to dispose, or to direct the disposition of, these shares. The shares are owned, directly or indirectly, by Alger Associates, Inc., FAM, or AGH. The address for these entities is 100 Pearl Street, 27th Floor, New York, NY 10004.

Cryoport Inc	40	2023 Proxy Statement

Proposal 2 To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company and its subsidiaries for the year ending December 31, 2023
The Audit Committee has selected Deloitte & Touche LLP (“Deloitte”) to audit the Company’s consolidated financial statements for the year ending December 31, 2023. The Board, upon the recommendation of the Audit Committee, has ratified the selection of Deloitte as the Company’s independent registered public accounting firm for 2023, subject to ratification by the stockholders.
Representatives of Deloitte are expected to be present at the Annual Meeting virtually with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. Representatives of Ernst & Young, LLP (“E&Y”), the Company’s former independent registered public accounting firm, will not be present at the Annual Meeting and will not be available to respond to your questions or make a statement.
Recent changes in accounting firm
The Audit Committee recently decided to appoint Deloitte as the Company’s independent registered public accounting firm, beginning with the fiscal year ending December 31, 2023 and dismiss E&Y, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2022. E&Y had served as the Company’s independent registered public accounting firm since 2019. On March 9, 2023, the Company, with the approval of the Audit Committee, notified E&Y that E&Y was being dismissed as the Company’s independent registered public accounting firm. The engagement of Deloitte is subject to completion of Deloitte’s standard client acceptance procedures and execution of an engagement letter.
During the Company’s fiscal years ended December 31, 2021 and December 31, 2022 and the subsequent interim period through March 9, 2023, the Company did not have any disagreement with E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreement, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference to the subject matter of the disagreement in their reports on the Company’s consolidated financial statements. In addition, during the Company’s fiscal years ended December 31, 2021 and December 31, 2022 and the subsequent interim period through March 9, 2023, there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K. E&Y’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2021 and December 31, 2022 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.
The Company provided E&Y with a copy of the auditor change disclosures prior to filing the disclosures in Current Report on Form 8-K filed with the SEC on March 15, 2023 (the “8-K”) and requested that E&Y furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements in Item 4.01(a). E&Y confirmed they agreed with the statements contained in the third and fourth paragraphs in Item 4.01(a) of the 8-K. A copy of E&Y’s letter, dated March 15, 2023, was filed as Exhibit 16.1 to the 8-K.
Cryoport Inc	41	2023 Proxy Statement

On March 9, 2023, the Audit Committee approved the appointment of Deloitte as the Company’s new independent registered public accounting firm commencing for its quarter ending March 31, 2023 and its fiscal year ending December 31, 2023.
In connection with the Company’s appointment of Deloitte as the Company’s independent registered public accounting firm, the Company did not consult Deloitte on any matter relating to either (i) the application of accounting principles to a specific transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).
Stockholder ratification of the selection of Deloitte as the Company’s independent auditors is not required by our Amended and Restated Bylaws or otherwise. However, the Board is submitting the selection of Deloitte to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.
Required Vote
Approval of this proposal to ratify the appointment of Deloitte as the Company’s independent registered public accounting firm for 2023 requires the affirmative vote of a majority of votes cast. Abstentions will not be treated as votes cast for or against the proposal, and therefore will have no effect on the outcome of the proposal.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023.
Cryoport Inc	42	2023 Proxy Statement

Independent Registered Public Accounting Firm Fees
The following table shows the fees that were billed to us for the audit and other services provided to the Company by E&Y in 2022 and 2021.
	Year Ended December 31,	Year Ended December 31,
	2022	2021
Audit Fees	$2,521,000	$2,550,000
Audit-Related Fees	—	—
Tax Fees	25,000	429,000
Other Fees	—	—
Total Fees	$2,546,000	$2,979,000
The fees billed to us by E&Y during or related to the years ended December 31, 2022 and 2021 consist of audit fees, audit-related fees and tax fees, as follows:

Audit Fees
Audit fees consist of the fees for professional services rendered for the audit of our financial statements, audit of our internal control over financial reporting, review of our quarterly financial statements, filing of our registration statements, and accounting consultations.

Audit-Related Fees Audit-related fees consist of the fees for professional services rendered for due diligence services related to acquisitions.
Tax Fees Tax fees consist of the fees for professional services rendered in connection with tax compliance, tax advisory and tax planning.
All Other Fees All other fees consist of fees for services other than the services reported in audit fees, audit-related fees and tax fees.
Cryoport Inc	43	2023 Proxy Statement

Independent Registered Public Accounting Firm Fees
Policy on Audit Committee Pre-Approval of Fees

The Audit Committee must pre-approve all services to be performed for us by our independent auditors. Pre-approval is granted usually at regularly scheduled meetings of the Audit Committee. If unanticipated items arise between regularly scheduled meetings of the Audit Committee, the Audit Committee has delegated authority to the chairman of the Audit Committee to pre-approve services, in which case the chairman communicates such pre-approval to the full Audit Committee at its next meeting. The Audit Committee also may approve the additional unanticipated services by either convening a special meeting or acting by unanimous written consent. During the years ended December 31, 2022 and 2021, all services billed by E&Y were pre-approved by the Audit Committee in accordance with this policy.

Cryoport Inc	44	2023 Proxy Statement

Audit Committee Report
The Audit Committee has furnished the following report on the Company’s audit procedures and its relationship with its independent registered public accounting firm, E&Y, for 2022.
The Audit Committee has reviewed and discussed with the Company’s management the audited consolidated financial statements. The Audit Committee has also discussed with E&Y the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
E&Y also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding E&Y’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with E&Y that firm’s independence.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the 2022 Annual Report.
Respectfully submitted by the Audit Committee:

Richard Berman (Chairman)
Daniel M. Hancock
Linda Baddour
Edward J. Zecchini
Pursuant to Instruction 1 to Item 407(d) of Regulation S-K, the information set forth under “Audit Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C, other than as provided in Item 407 of Regulation S-K, or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act. Such information will not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent we specifically incorporate it by reference.
Cryoport Inc	45	2023 Proxy Statement

Proposal 3 To approve, on an advisory basis, the compensation of the named executive officers
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”) enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. This advisory vote is commonly referred to as a “say-on-pay” proposal and is being provided as required by Section 14A of the Exchange Act. At the 2019 Annual Meeting of the Stockholders, our stockholders selected one year as the desired frequency of future stockholder say-on-pay votes, and we have adopted that approach. The stockholders will be asked to vote again on the frequency of say-on-pay votes at the 2025 Annual Meeting of Stockholders.
As described in the “Compensation Discussion and Analysis” and in the accompanying tables and narrative disclosure, our executive compensation programs are designed to motivate our executive officers to enhance stockholder value, to provide a fair reward for this effort and to stimulate our executive officers’ professional and personal growth. The Company seeks to provide near-term and long-term financial incentives that align the executive officers’ interest with those of the stockholders and focus executive officer behavior on the achievement of near-term corporate goals, as well as long-term business objectives and strategies. We believe that this alignment between executive compensation and stockholder interests has driven corporate performance over time.
The Board and Compensation Committee make executive compensation decisions every year, and our directors look to the annual advisory vote for information to consider when they make decisions with respect to our compensation philosophy, policies, and practices. Please read the “Compensation Discussion and Analysis” and the accompanying tables and narrative disclosure for information about these design changes and other information to inform your vote on this Proposal 3. Accordingly, we are asking our stockholders to vote “FOR” the following non-binding, advisory resolution on the approval of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement:
“RESOLVED, that the stockholders of the Company APPROVE, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement, including in the Compensation Discussion and Analysis, compensation tables and narrative discussion.”
We urge you to read the “Compensation Discussion and Analysis” and the accompanying tables and narrative disclosure for additional details on the Company’s executive compensation, including our governance, framework, components, and the compensation decisions for the named executive officers for the fiscal year ended December 31, 2022.
As an advisory vote, the results of this vote will not be binding on the Board or the Company. However, the Board and the Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future decisions on the compensation of our named executive officers and the Company’s executive compensation principles, policies, and procedures. The next stockholder advisory vote on the compensation of our named executive officers is expected to occur at the 2024 Annual Meeting of Stockholders.
Cryoport Inc	46	2023 Proxy Statement

Proposal 3
Required Vote
Approval of this proposal and the adoption of this say-on-pay resolution requires the affirmative vote of a majority of votes cast. Abstentions and broker non-votes will not be treated as votes cast for or against the proposal, and therefore will have no effect on the outcome of the proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT, INCLUDING IN THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND NARRATIVE DISCUSSION.
Cryoport Inc	47	2023 Proxy Statement

Compensation Discussion and Analysis
Company Performance in 2022
Our mission is to enable the life sciences to save and improve lives around the world by providing certainty throughout the temperature-controlled supply chain. Our people, innovative solutions, and industry leading technologies have been designed to exceed current standards to deliver certainty and de-risk the process across the entire temperature-controlled supply chain for the life sciences. We view our annual achievements in the context of our long-term goals and our mission.

Spread across 17 countries and 48 locations worldwide, we now serve customers working in biopharmaceutical, animal husbandry and reproductive medicine companies, universities, research institutions and government agencies. Our platform of solutions together with our global team of more than 1,000 colleagues delivers a unique combination of innovative supply chain technologies and services through our industry-leading brands, including Cryoport Systems, IntegriCell™, CryoStork®, MVE Biological Solutions, CRYOPDP, and CRYOGENE.

For the fiscal year ended December 31, 2022, we continued to make significant progress toward our long-term goals through a combination of organic growth, new product introductions and additional acquisitions to expand our capabilities and further expand our geographic footprint. We are keenly focused on achieving our corporate goals that align with our broader purpose to return long-term value to our customers and stockholders.

Among our accomplishments in the fiscal year ended December 31, 2022 were the following:
Financial and operational milestones that were accomplished in an environment heavily influenced by macroeconomic conditions, including volatility and fluctuations in foreign currency exchange rates, the COVID-19 pandemic, the Russian invasion of Ukraine, and inflationary pressures on raw materials, including the following:
•	We achieved a record $237.3 million in revenue for 2022
•	We grew the number of clinical trials we support in the regenerative medicine space to a record 654 trials with 300 in Phase 2 and 79 in Phase 3
•	We grew the number of commercial cell and gene therapies we supported in 2022 to 10 commercial therapies
•	We increased our revenue from commercial therapies by 27% to $16.3 million
•	A total of 9 Cryoport supported Biologic License Applications (BLAs) and Marketing Authorization Applications (MAAs) were filed in 2022
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COMPENSATION DISCUSSION AND ANALYSIS
•
Based on internal and external information we expect up to an additional 22 MAA and BLA submissions for Cryoport supported therapies in 2023, 11 new therapy approvals, and an additional 12 label or geographic expansion approvals in 2023 for a combined total of 23 approvals in 2023

•	CRYOPDP, a leading global provider of innovative temperature-controlled logistics solutions for pharma/biopharma, received a number of awards during 2022, including winner of:
•	“Best Clinical Trial Logistics Provider” at the South Korea Bioprocessing Excellence Awards 2022, and
•	“India’s Most Trusted Innovative Logistics & Supply Chain Company 2022” by Pharma Leaders Academy India
•	We further deepened our competitive moat and further established Cryoport as a global leading end-to-end provider for temperature-controlled supply chain solutions for the life sciences industry
•
We opened our first two Global Supply Chain Centers in Morris Plains, New Jersey and Houston, Texas in June 2022. Our Global Supply Chain Centers include our world class temperature-controlled logistics services and expanded BioServices capabilities, which will include GMP (good manufacturing practices) biostorage, serialization, secondary labeling, packaging, and global distribution sought by manufacturers of allogenic products

•
Our engineering and development efforts continued during 2022 which we expect will lead to the introduction of the next generation Cryoport Elite™ Cryosphere™, Cryoport Elite™ Ultra Cold 28L Dry Ice Shipper, Cryoport Elite™ Ultra Cold 56L Dry Ice Shipper and Cryoport SkyTrax™, a “smart” condition monitoring system, in 2023

•
Our investments in software included the Cryoportal® 2.0, Logistics Management Platform at Cryoport Systems to be launched in 2023 and the roll out of UnITy℠, a specialized global ERP software platform at CRYOPDP

•
We launched IntegriCell™, Cryoport’s new platform providing standardized apheresis collection, cryopreservation services, risk mitigation, temperature-controlled supply chain support, storage, secondary packaging and labeling

•
We further enhanced our Sustainability Framework and Platform, developing a carbon calculation model and Cryoport’s first baseline global carbon footprint and provided updated ESG impact statements as further outlined in our 2022 Annual Report

Acquisitions and Cash Position:
•
In April 2022, we acquired Cell&Co BioServices in Clermont-Ferrand, France with additional operations in Pont-du-Château, France to further enhance our existing global temperature-controlled supply chain capabilities. Cell&Co BioServices is a bioservices business providing biorepository, kitting, and logistics services to the life sciences industry and is now a part of Cryoport Systems’ Global Supply Chain Center Network.

•
In July 2022, we acquired Polar Expres based in Madrid, Spain, which provides temperature-controlled logistics solutions dedicated to the life sciences industry. Polar Expres operates logistics centers in Madrid, Spain and Barcelona, Spain supporting the rapidly growing life sciences market. This acquisition further expanded CRYOPDP’s footprint in the EMEA region.

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COMPENSATION DISCUSSION AND ANALYSIS
•
In July 2022, we also acquired Cell Matters based in Liège, Belgium, a company with cryobiology expertise, providing cryo-process optimization, cryoprocessing, and cryopreservation solutions to the life sciences industry. This acquisition is tied to Cryoport Systems’ new initiative to establish standardized, integrated apheresis collection, processing, biostorage, and distribution solutions for cellular therapies. The new platform will leverage the cryo-processing expertise of Cell Matters (rebranded IntegriCell™) to provide consistent, high-quality cellular starting material for use in the manufacture of life-saving cellular therapies.

•
We ended 2022 with $523.3 million in cash, cash equivalents and short-term investments, placing us in a strong position to execute on our strategic goals and continue our expansion organically as well as through potential acquisitions.

In summary, in 2022, we continued to make significant progress in building out our globally integrated temperature-controlled supply chain platform of products, services, solutions and capabilities to achieve our long-term financial goals despite the macroeconomic challenges and inflationary pressures. We executed organically and on strategic and tactical initiatives that will fuel additional future growth, staying true to our course of improving, creating, and leading our markets through technology innovations. We have continued to build our reputation in the markets we serve as a trusted partner and subject matter expert for temperature-controlled supply chain solutions for the life sciences. We believe we are well positioned to execute on our future plans in 2023 and beyond.
Executive Compensation Philosophy
The Compensation Committee’s compensation philosophy is to provide compensation that will attract and maintain high-performing talent in our industry, motivate the Company’s executive officers to create long-term value and enhance stockholder value, provide a fair reward for their accomplishments, and stimulate our executive officers’ professional and personal growth. The Compensation Committee believes that the compensation of its executive officers should align the executive officers’ interests with those of the stockholders and focus executive officer behavior not only on the achievement of near-term corporate goals, but also on the achievement of long-term business objectives and strategies.

The Compensation Committee evaluates the performance and compensation of executive officers annually to make sure that compensation remains competitive relative to compensation paid by companies of similar size operating in our industries, considering the Company’s relative performance and strategic goals. The Compensation Committee considers the total current and potential long-term compensation of each of our executive officers in establishing each element of compensation and views each element as related but distinct.

The Compensation Committee also believes that it must maintain flexibility in establishing compensation practices to allow it to address compensation trends, competitive issues, business needs, economic environment and special situations that will be encountered in the recruitment, retention, and promotion of employees. Therefore, the compensation practices approved by the Compensation Committee will likely vary from year to year and from person to person, depending on the particular circumstances.

Cryoport Inc	50	2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Program Overview
This Compensation Discussion and Analysis section focuses on the following executives who were our named executive officers (“NEOs”) for 2022:
Name	Title
Jerrell Shelton	Chairman, President and Chief Executive Officer
Robert Stefanovich	Senior Vice President, Chief Administrative Officer and Chief Financial Officer
Mark Sawicki, Ph.D.	Senior Vice President and Chief Scientific Officer, also CEO of Cryoport Systems LLC
Each compensation program component and the rationale for it are as follows:
•	base salary that provides a fixed level of cash compensation to attract and retain skilled senior executives;
•
annual cash incentive compensation that motivates the executive officers to lead and manage the business to meet the Company’s short-and long-term objectives of responsibly delivering targeted Total Stockholder Return (TSR);

•
performance-based stock options that align executives with stockholders through gains in equity value (exercise price is set 10% higher than our closing stock price on the date of grant) and encourages retention and motivates long-term thinking to respond to the Company’s business challenges through time-based vesting over four years; and

•
restricted stock rights (RSRs) awards that align executives’ interest with stockholders’ interest through equity ownership to ensure that its executive officers are motivated over the long-term to respond to the Company’s business challenges and opportunities as owners and not just as employees through time-based vesting over a four-year period.

Consistent with the foregoing, our executive compensation program for 2022 reflected the following:
•
“At-risk” compensation focuses executives on achievement of short- and long-term goals. The Company’s executive compensation program is primarily performance-based, for both short-term incentives (annual cash bonuses) and long-term incentives (equity awards). In 2022, a majority of the primary compensation (base salary, annual cash bonuses and equity awards, in each case as reflected in the “Salary,” “Stock Awards,” “Option Awards,” and “Non-Equity Incentive Plan Compensation” columns of the 2022 Summary Compensation Table) of our Chief Executive Officer and our other NEOs was variable (approximately 68% and 56%, respectively), based on performance or stock price.

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COMPENSATION DISCUSSION AND ANALYSIS
•
Short-term cash incentives should be based on objective, measurable goals to drive the achievement of strong annual performance. For 2022, under the Management Incentive Plan (the “Bonus Plan”), our Chief Executive Officer and other NEOs were eligible for target cash bonuses equal to 100% and 60% of base salary, respectively, that could be earned at 0-150% relative to performance against annual revenue (30% weighting), adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) (50% weighting), and individual (20% weighting) goals, except with respect to the Chief Executive Officer, whose incentive payout is calculated based solely on the annual revenue goal and annual Adjusted EBITDA goal to closely align his compensation with the Company’s performance, which results in approximately 38% of his bonus opportunity being based on an annual revenue goal and 62% being based on an Adjusted EBITDA goal.

•
A majority of long-term incentives should be performance-based. More than 50% of our long-term incentive value granted in the form of performance-based stock options. The long-term incentives were comprised of time-based RSRs (46%) and performance-based stock options (54%). The performance-based stock options have an exercise price that is 10% higher than our closing stock price on the date of grant, thus requiring achievement of a 10% stock price increase before the stock options begin to have realizable value to the executives, subject to the service-based vesting conditions.

Positive Executive Compensation Practices
The following features of our compensation program are designed to align the interests of our executive team with those of our stockholders and with market best practice:
What We Do		What We Don’t Do
✔	Grant compensation that is primarily at-risk and variable	✘	Allow hedging or pledging of Company stock
✔	Subject short-term incentive compensation to measurable and rigorous goals	✘	Reprice stock options
✔	Use an independent compensation consultant	✘	Provide excessive perquisites
✔	Cap annual cash incentive payments at 150% of target and stock options do not provide value unless there is a stock price increase	✘	Provide supplemental executive retirement plans
✔	Award over 50% of long-term incentive compensation in performance-based option awards	✘	Pay tax gross-ups on a change in control
✔	Structure compensation to avoid excessive risk taking	✘	Provide “single trigger” change in control payments
✔	Provide compensation that is competitive with an industry peer group	✘	Provide excessive severance benefits
✔	Have rigorous stock ownership guidelines
✔	Have a robust recoupment policy
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COMPENSATION DISCUSSION AND ANALYSIS
Process for Determining Executive Compensation
The Compensation Committee has the sole authority and responsibility to review and determine, or recommend to the Board for determination, the compensation package of our Chief Executive Officer and other NEOs. The Compensation Committee considers a number of factors in setting compensation for its executive officers, including Company performance, the executive’s functional performance, leadership, experience and responsibilities, and the compensation of executive officers in similar positions in our peer group of companies. The Compensation Committee also considers our Chief Executive Officer’s recommendations as to the executive officers’ compensation (other than his own) based on his review of the performance of our executive officers and as to the performance goals of the Bonus Plan.

Say-on-Pay and Stockholder Engagement
As part of the Compensation Committee’s annual review of the executive compensation program, it considers the outcome of the annual advisory vote of stockholders. At the 2022 Annual Meeting of Stockholders, approximately 97% of the “say-on-pay” votes cast were in favor of the compensation of the Company’s NEOs in 2021.

During 2022 and in 2023 to date, senior management of the Company presented and participated in twenty-one investor conferences and non-deal roadshows. Also, after every quarterly earnings call, we arrange conference calls with our top stockholders and all of the analysts covering our Company. The Company believes these discussions help further align the Company’s interests with the best interests of its stockholders.

Independent Consultant; Peer Group and Benchmarking
The Compensation Committee has the authority to directly retain the services of independent consultants and other experts to assist in fulfilling its responsibilities. The Compensation Committee has engaged Frederic W. Cook & Co., Inc. (“FW Cook”) since 2016 to review our executive compensation programs and to assess our executive officers’ base salaries, incentive opportunities, target and actual total cash, long-term incentive value and total direct compensation from a competitive standpoint. For each fiscal year, including 2022, the Compensation Committee has assessed the independence of FW Cook pursuant to SEC rules and the corporate governance rules of The NASDAQ Stock Market and concluded that no conflict of interest exists that would prevent FW Cook from independently advising the Compensation Committee. FW Cook has assisted the Compensation Committee in defining the appropriate market of our peer companies for executive compensation and practices and in benchmarking our executive compensation program against the peer group.

In early 2021, FW Cook provided the Compensation Committee with an analysis of base salary, target bonus, target total cash, long-term incentive value and design and target total compensation for executives of comparable healthcare technology, life sciences tools and services, biotechnology, application software, data processing, and logistics companies serving the life sciences and biotechnology. In performing this analysis, FW Cook used a peer group of 17 companies, which was reviewed and approved by our Compensation Committee. The companies included in the peer group had revenues with a median of $195 million at the time of such analysis, as compared to the Company’s total revenue of $78 million in fiscal year 2020, or $180 million on a pro-forma basis accounting for the two acquisitions that closed October 1, 2020.

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COMPENSATION DISCUSSION AND ANALYSIS
The peer group used in the analysis consisted of the following companies:
Agios Pharmaceuticals, Inc.	Inovalon Holdings, Inc.	Repligen Corp
Azenta, Inc. (formerly Brooks Automation, Inc.)	Iovance Biotherapeutics, Inc.	Ultragenyx Pharmaceutical Inc.
Blueprint Medicines Corp	Manhattan Associates, Inc.	Veracyte, Inc.
Editas Medicine, Inc.	Medpace Holdings, Inc.	Verint Systems Inc
Fate Therapeutics, Inc.	Pegasystems Inc.	Werner Enterprises, Inc.
Global Blood Therapeutics, Inc.	Regenxbio Inc.
The peer group was considered in 2022 compensation decisions by the Compensation Committee.
The Compensation Committee uses the peer group compensation data as one of several factors in determining appropriate compensation parameters for base salary, variable cash compensation and equity-based, long-term incentives. The Compensation Committee’s executive compensation decisions are made on a case-by-case basis, and specific benchmark results do not, in and of themselves, determine individual target compensation decisions.
The Compensation Committee anticipates that it will continue to conduct similar annual reviews of our executive compensation practices and use independent outside consultants for similar services in the future.
Executive Compensation
Generally, our Compensation Committee reviews and, as appropriate, modifies compensation arrangements for executive officers during the first quarter of each year (with equity grants generally made during the first quarter or early in the second quarter). During 2022, the CEO reviewed the performance and compensation of our CFO (and other members of the executive team) and made recommendations as to the CFO’s compensation to the Compensation Committee. In making its decisions regarding executive compensation, the Compensation Committee meets outside the presence of executive officers when making final decisions about each executive officer. The CEO is periodically present during portions of these deliberations that relate to the compensation for other executives but does not participate in discussions regarding his own pay.
The Compensation Committee believes its executive compensation programs for the fiscal year ended December 31, 2022 appropriately rewarded the executives based on the Company’s accomplishments during the year as outlined further above under ‘Company Performance in 2022’, which includes growth in revenue, continuing market capture of the clinical trial space, development of new product offerings, opening of our first two Global Supply Chain Centers and the execution of strategic initiatives, including three acquisitions, that are expected to fuel additional future growth.
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COMPENSATION DISCUSSION AND ANALYSIS
Elements of Executive Compensation
Compensation for executives consists of three principal components: base salary, potential annual cash incentive bonus, and long-term incentives.

Base Salary
Base salary represents the fixed portion of an executive officer’s compensation and is intended to provide compensation for day-to-day performance. The Compensation Committee believes that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. Each executive officer’s base salary is initially determined upon hire or promotion based on the executive officer’s responsibilities, prior experience, individual compensation history and salary levels of other executives within the Company and similarly situated executives within our peer group. Base salary is typically reviewed annually. The Compensation Committee believes that the base salaries paid to our executive officers during the fiscal year ended December 31, 2022 achieved the Company’s compensation objectives. Base salaries for the named executive officers for 2021 and 2022 are as follows:

	2021 Base Salary(1) ($)	2022 Base Salary(1) ($)	Base Salary Increase in 2022 vs. 2021 (%)
Jerrell Shelton	745,000	819,500	10
Robert Stefanovich	460,000	506,000	10
Mark Sawicki, Ph.D.	460,000	506,000	10
(1)
These base salary increases were based on each named executive officer’s performance, qualifications, experience, responsibilities and FW Cook’s survey of the publicly disclosed compensation for similar positions at companies in the peer group provided to the Company in early 2021.

Annual Cash Incentive Bonuses
For 2022, as in prior years, executives were eligible for bonuses under the Bonus Plan, a formal incentive plan with pre-established goals and weightings, which was designed to reward achievements based upon quantitative Company and individual performance.
Per the Bonus Plan, the Company’s executive officers, and certain other non-executive officers, may be eligible to receive a cash bonus expressed as a percentage of their base salary in the event the Company achieves certain business metrics and personal strategic objectives. Thirty percent of the bonus opportunity is based on an annual revenue goal; 50% of the bonus opportunity is based on an annual Adjusted EBITDA goal (collectively, the “Base Financial Goals”); and 20% of the bonus opportunity is based on the attainment of personal strategic objectives, with such personal strategic objectives determined by the Compensation Committee, except with respect to the Chief Executive Officer, whose incentive payout is calculated based solely on the Base Financial Goals, which results in approximately 38% of the his bonus opportunity being based on an annual revenue goal and approximately 62% of his bonus opportunity being based on an annual Adjusted EBITDA goal. Under the Bonus Plan, Adjusted EBITDA is the Adjusted Earnings before Interest, Taxes, Depreciation and Amortization as reported by the Company in its public filings with SEC. As the Company’s President and Chief Executive Officer, Mr. Shelton is responsible for developing company strategy and overseeing all of the Company’s corporate functions, global commercial activities and engineering and development initiatives. Because of his role and responsibilities, Mr. Shelton’s incentive payout is calculated based solely on the Base Financial Goals to closely align his compensation with
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the Company’s financial performance. The Compensation Committee chose revenue and Adjusted EBITDA as Base Financial Goals because it currently views these to be the best measures of the Company’s performance, with greater weighting on revenue due to the importance of continued growth and market capture.
Bonuses can be earned at 0-150% of target, based on actual performance. Performance below the threshold level will result in a 0% payout with respect to the applicable goal. The annual cash incentive compensation earned by each executive officer is determined by the Compensation Committee after the end of each fiscal year and is calculated as a percentage of the executive officer’s target annual cash incentive compensation.
The Company establishes the target amount of its annual cash incentive compensation at a level that represents a meaningful portion of the executive officers’ cash compensation and sets a threshold performance level for each executive. In establishing these levels, in addition to considering the incentives that the Company wants to provide to the executive officers, it also considers the annual cash incentive compensation levels for comparable positions within our peer group and our own historical practices. The Compensation Committee established Mr. Shelton’s bonus opportunity for 2022 at 100% of his base salary and Mr. Stefanovich’s and Dr. Sawicki’s bonus opportunity at 60% of their base salaries, in each case consistent with the prior year opportunity as a percentage of base salary.
Plan Protocol
The Compensation Committee administers the Bonus Plan:
1.
At the beginning of the fiscal year, the Chief Executive Officer, with assistance from senior management, proposes annual Base Financial Goals and other personal strategic objectives (for executives other than himself) tied to individual results, measurement criteria and weightings, subject to review and approval by the Compensation Committee.

2.
At the beginning of the following fiscal year, the Chief Executive Officer evaluates performance levels and the achievement of these annual Base Financial Goals and personal strategic objectives tied to individual results for all executive officers except for himself, which are subject to review and approval by the Compensation Committee. Specific bonus award recommendations for all participants (except the Chief Executive Officer) are submitted by the Chief Executive Officer to the Compensation Committee for review.

3.
The Compensation Committee determines the bonus awards for individual participants based on the target bonus figures, the Company’s performance against the Base Financial Goals and performance against other personal strategic objectives tied to individual results, as applicable.

2022 Plan Payout
For the fiscal year ended December 31, 2022, the Compensation Committee established Base Financial Goals and personal strategic objectives for each executive officer in March of 2022. In addition to the Base Financial Goals, executive officers, with the exception of our Chief Executive Officer, also have a component to their annual cash incentive compensation determined based upon achievement of personal strategic objectives.
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COMPENSATION DISCUSSION AND ANALYSIS
The Base Financial Goals and the payout percentages for the Base Financial Goals of the Bonus Plan for 2022 were determined as follows:
Measure Weighting	Base Financial Goals
	Revenue					Adjusted EBITDA
		2022 Revenue ($000)		% of Goal Achievement	Payout as % of Target		2022 Adj. EBITDA ($000)		% of Goal Achieved	Payout as % of Target
Maximum	>	$303.9	>	110%	150%	>	$37.4	>	120%	150%
		$290.1		105%	125%		$34.3		110%	125%
Target		$276.3		100%	100%		$31.2		100%	100%
		$262.5		95%	75%		$28.1		90%	75%
Threshold		$248.7		90%	50%		$24.9		80%	50%
	<	$248.7	<	90%	0%	<	$24.9	<	80%	0%
The following table summarizes the results against the Base Financial Goals, percentage of goal achievement payout percentages for the Base Financial Goals for the year ended December 31, 2022:
Financial Goal	Target ($000)	Results ($000)	% of Goal Achievement	Payout
Revenue	$276.3	$237.3	86%	0%
Adjusted EBITDA	$31.2	$13.7	44%	0%
With respect to the attainment of the personal strategic objectives of the NEOs, other than the Chief Executive Officer, our Chief Executive Officer evaluated the NEOs actual performance against the goals and submitted such evaluation to the Compensation Committee. The ultimate determination of achievement of the personal strategic objectives is at the sole discretion of the Compensation Committee. The performance assessment for the other corporate objectives tied to individual results is not calculated on a line-item basis, but rather represents an overall assessment as to how the executive officer contributed to the success of the Company through and within his area of responsibility. The individual objectives are designed to be difficult to achieve at 100%. The Compensation Committee has assessed the attainment of these objectives by Mr. Stefanovich and Dr. Sawicki for 2022.
As the Company’s Chief Financial Officer and Chief Administrative Officer, Mr. Stefanovich is responsible for the Company’s internal systems, financial controls, legal, human resources and information technology. Notwithstanding Mr. Stefanovich’s contributions to the Company’s strategic advancements in 2022, he requested not to receive any payout with respect to his attainment of personal strategic objectives for 2022. The Chief Executive Officer submitted such request to the Compensation Committee. The Compensation Committee approved such request and established the attainment level of the individual objectives for Mr. Stefanovich was 0%.
As the Company’s Chief Scientific Officer and CEO of Cryoport Systems, Dr. Sawicki is responsible for oversight of all scientific and technical aspects of the Company and its subsidiaries. Notwithstanding Mr. Sawicki’s contributions to the Company’s strategic
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advancements in 2022, he requested not to receive any payout with respect to his attainment of personal strategic objectives for 2022. The Chief Executive Officer submitted such request to the Compensation Committee. The Compensation Committee approved such request and established the attainment level of the individual objectives for Dr. Sawicki was 0%.
The resulting individual actual payouts as a percentage of targets for 2022 were as follows:
	2022 Bonus Calculations
	Base Salary ($)	Target Bonus as % of Base Salary	Target Bonus ($)	Actual Payout as % of Target	Actual Payout ($)
Jerrell Shelton	$819,500	100%	$819,500	0%	$0
Robert Stefanovich	$506,000	60%	$303,600	0%	$0
Mark Sawicki, Ph.D.	$506,000	60%	$303,600	0%	$0
Long-Term Incentives
Consistent with 2021, for 2022 compensation, the long-term incentive program for the executive officers included a mix of performance-based (premium-priced) stock options and RSRs that are subject to time-based vesting. The performance-based stock options were priced at a premium of 10% above the market price on the date of grant.
The Compensation Committee believes that our long-term incentive program is an effective vehicle for the long-term element of compensation, as the awards align individual and team performance with the achievement of the Company’s strategic and financial goals over time, and with stockholders’ interests. Stock options, which have exercise prices equal to at least the fair market value of the Company’s stock on the date of grant, reward executive officers only if the stock price increases above the exercise price. The value of RSRs are impacted by both increases and decreases in stock price.
The number of equity awards granted has been based on the executive’s position, the executive’s performance in the prior year, the Company’s overall performance, the executive’s potential for continued sustained contributions to our success, and competitive market information. Based on market data provided by FW Cook, the Compensation Committee considers the equity grant levels of the peer group when recommending equity awards for executive officers.
In 2022, long-term incentive compensation for our Chief Executive Officer comprised of approximately 57% performance-based stock options and 43% RSRs and for our NEOs, other than the Chief Executive Officer, comprised of approximately 54% performance-based stock options and 46% RSRs. The performance-based stock options granted to the executive officers in 2022 have seven-year terms and vest monthly over four years on a pro rata basis. The RSRs granted to the executive officers in 2022 vest annually over four years on a pro rata basis.
Vesting of the stock options and RSRs occur only if the executive officer is employed by the Company or an affiliate through each vesting date, unless they meet certain requirements for continued vesting.
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COMPENSATION DISCUSSION AND ANALYSIS
The 2022 long-term incentive awards are summarized in the table below. The grants were made under the Company’s 2018 Plan. The grant date fair value of each award was determined using the Black-Scholes model for stock options and was based on the closing price of the Company’s common stock on the date of grant for RSRs. Additional information about equity awards granted in 2022 is provided below in the Grants of Plan-Based Awards table.
	2022 Long Term Incentives Grant Value
Name	Stock Options	RSRs	Total
Jerrell Shelton	$963,359	$731,213	$1,694,572
Robert Stefanovich	$330,123	$282,180	$612,303
Mark Sawicki, Ph.D.	$330,123	$282,180	$612,303
Additional Policies and Benefits
Equity Grant Policies. Executives’ stock options are granted with an exercise price equal to or greater than the fair market value of the Company’s common stock, which is deemed to be the closing price on the date of grant. Equity grants to executives currently are made pursuant to the Company’s 2018 Plan. We do not coordinate equity grants to the timing of releases of material non-public information. New hire equity grants, which are made to all employees (including executives) at the time of hire, generally consist of a mix of RSRs and/or stock options. For executive-level hires, the award value is established through arm’s-length negotiation at the time of hire, taking into account the executive’s qualifications, experience and competitive market information for similar positions in the biotechnology industry, as well as the current compensation approach of the Company.

Restrictions on Hedging or Pledging. Our Insider Trading and Tipping Policy prohibits directors and employees (including executive officers) and certain other “Designated Outsiders” from engaging in any transactions involving any hedging or derivatives of Company securities, including trading in futures and derivative securities and engaging in hedging activities relating to Company securities, including exchange traded options, puts, calls, collars, forward sale contracts, equity swaps, exchange funds or other arrangements or instruments designed to hedge or offset decreases in the market value of Company securities. Further, our Insider Trading and Tipping Policy provides that the covered persons described above are prohibited from initiating any transactions that involve pledging any Company securities as collateral for a loan or holding Company securities as security in a margin account after the adoption of the policy.

Clawback Policy. Our Board has adopted a clawback policy providing that in the event the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, the Board may require reimbursement or forfeiture of any excess incentive compensation received by any current or former executive officer (or other employee designated by the Board as covered by the policy) during the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement. In connection with the SEC’s recent finalization of the Dodd-Frank compensation recoupment rules, we will revise our existing clawback policy or adopt an additional clawback policy that complies with the Nasdaq listing standards within the required time frame.

Stock Ownership Guidelines. Our Board believes that, in order to more closely align the interests of our executive officers with the long-term interests of the Company’s stockholders, all executive officers should maintain a minimum level of equity interests in the Company’s
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common stock. Executive officer stock ownership guidelines are based on the value of common stock owned as a multiple of base salary. The guidelines are reviewed annually and revised upward as appropriate to keep pace with competitive and good governance practices. The current multiples are set based upon each officer's position, as set forth below:
Position	Stock Ownership Multiple
Chief Executive Officer	6x base salary
Chief Financial Officer, Chief Scientific Officer, EVP, SVP or Subsidiary/Group CEO’s	3x base salary
Other Executive Officers	2x base salary
Ownership levels are expected to be achieved within five years of the guideline being applicable. If an executive officer fails to comply with the guidelines, the Compensation Committee may require such executive officer to retain 100% of the after-tax value of all vested equity awards earned under the Company’s executive compensation program until the guideline is achieved. As of the Record Date, all named executive officers were either in compliance with the guidelines or had additional time to achieve them.
Other Benefits. The Company provides certain additional benefits to executive officers that are also generally available to employees, including medical, dental, vision and life insurance coverage, 401(k) matching contributions; however, the Compensation Committee in its discretion may revise, amend, or add to these benefits.
Post-employment Compensation. The NEOs are entitled to certain severance and change in control benefits, the terms of which are described below under “Executive Compensation—Potential Payments upon Termination or Change of Control.” While the Compensation Committee believes the severance and change in control benefits are an essential element of the overall executive compensation package and assist the Company in recruiting and retaining talented individuals and aligning the executive’s interests with the best interests of the stockholders, these agreements do not factor into our decisions surrounding the executive's cash and equity compensation.
Tax and Accounting Considerations. In connection with its determination of the various elements of compensation for our executive officers, the Compensation Committee has taken into account the impact of Section 162(m) of the Internal Revenue Code on the deductibility of compensation for federal income tax purposes. Section 162(m) limits the deductibility of compensation paid to covered employees to $1 million annually. Notwithstanding Section 162(m), the Compensation Committee has the discretion to design and implement elements of executive compensation that may not be fully deductible for income tax purposes.
Compensation Risk Assessment. The Compensation Committee considers and evaluates risks related to the Company’s cash and equity-based compensation programs and practices as well as evaluates whether the Company’s compensation plans encourage participants to take excessive risks that are reasonably likely to have a material adverse effect on the Company. Consistent with SEC disclosure requirements, the Compensation Committee has worked with management to assess compensation policies and practices for Company employees and has concluded that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.
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Compensation Committee Interlocks and Insider Participation. During the fiscal year ended December 31, 2022, Mr. Zecchini, Mr. Mandalam, and Mr. Berman served on the Compensation Committee. During the fiscal year ended December 31, 2022, there were no relationships or transactions between the Company and any member of the Compensation Committee requiring disclosure hereunder. None of our executive officers currently serves, or during the fiscal year ended December 31, 2022 served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.
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Compensation Committee Report
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Respectfully submitted by the Compensation Committee:

Edward J. Zecchini, Chairman
Ramkumar Mandalam, Ph.D.
Richard Berman
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Executive Compensation
2022 Summary Compensation Table
The following table contains information with respect to the compensation of our NEOs for the years ended December 31, 2022, 2021 and 2020 for each of the years during which such individuals were NEOs:

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(5) ($)	Total ($)
Jerrell W. Shelton President and Chief Executive Officer	2022	791,562	—	731,213	963,359	—	—	2,486,134
	2021	713,125	—	1,768,140	2,046,243	605,313	—	5,132,821
	2020	612,500	120,000(4)	—	4,091,607	660,000	—	5,484,107

Robert S. Stefanovich Senior Vice President and Chief Financial Officer	2022	488,750	—	282,180	330,123	—	12,200	1,113,253
	2021	437,500	—	571,538	661,083	234,600	11,600	1,916,321
	2020	423,388	60,000(4)	—	1,093,164	220,000	11,983	1,808,535

Mark W. Sawicki, Ph.D. Chief Scientific Officer	2022	488,750	—	282,180	330,123	—	12,200	1,113,253
	2021	437,500	—	571,538	661,083	234,600	11,600	1,916,321
(1)	The amounts in this column represent the dollar value of base salary earned during each fiscal year indicated.
(2)	The amounts in this column represent the aggregate grant date fair value of all RSRs awards at the date of grant calculated in accordance with FASB ASC Topic 718.
(3)
The amounts in this column represent the aggregate grant date fair value of all stock option awards at the date of grant calculated in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amount shown excludes the impact of estimated forfeitures related to service-based vesting conditions. For information on the valuation assumptions with respect to the grants made during the years ended December 31, 2022, 2021 and 2020, see Note 2 “Summary of Significant Accounting Policies” in the consolidated financial statements included in the 2022 Annual Report.

(4)	The amounts in this column represent the acquisition bonuses earned for the year ended December 31, 2020 as approved by the Compensation Committee of our board of directors.
(5)
The amounts in this column represent the match paid by the Company on behalf of such individual into the Company 401(k) plan on 100% of the first 3% of eligible compensation contributed by such individual and 50% matching on the next 2% of eligible compensation contributed by such individual.

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2022 Grants of Plan-Based Awards Table	The following table contains information with respect to each plan-based award granted to our NEOs in 2022 under the Bonus Plan and the 2018 Plan:
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or Units of Stock (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
		Threshold ($)	Target ($)	Maximum ($)
Jerrell W. Shelton	—	409,750	819,500	1,229,250
	3/14/22				27,092			731,213
	3/14/22					60,952	$29.69	963,359
Robert S. Stefanovich	—	151,800	303,600	455,400
	3/14/22				10,455			282,180
	3/14/22					20,910	$29.69	330,123
Mark W. Sawicki, Ph.D.	—	151,800	303,600	455,400
	3/14/22				10,455			282,180
	3/14/22					20,910	$29.69	330,123
(1)
Each RSR award was granted under the 2018 Plan and vests 25% on March 9, 2022, March 9, 2023, March 9, 2024 and March 9, 2025, provided that in each case, the named executive officer is an employee of the Company as of those dates unless they meet certain requirements to be eligible for continued vesting.

(2)
Each stock option award was granted pursuant to the 2018 Plan with an exercise price equal to the closing price (fair market value) + 10% of such price and will expire seven years from the grant date. These options vest with respect to one forty-eighth the total number of shares of common shares underlying the stock options monthly from the date of grant, provided that the NEO is an employee of the Company as of those dates unless he meets certain requirements for continued vesting.

(3)
This column represents the aggregate grant date fair value of equity awards computed in accordance with FASB ASC Topic 718. The grant date fair value for RSR awards granted in 2022 was determined using the closing price of the Company’s common stock on the grant date multiplied by the number of shares subject to the award. The assumptions used to calculate the grant date fair value of each stock option grant are set forth in Note 2 “Summary of Significant Accounting Policies” in the consolidated financial statements included in the 2022 Annual Report. These amounts reflect our calculation of the value of these awards, and do not necessarily correspond to the actual value that may ultimately be realized by the executive officer.

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Outstanding Equity Awards at December 31, 2022	The following table contains information with respect to outstanding equity awards held by our NEOs as of December 31, 2022:
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(6) (#)
Jerrell W. Shelton	286,377		—	$3.24	6/28/23
	366,667		—	4.80	12/18/24
	219,892		—	7.80	5/07/25
	656,064		—	5.00	8/20/25
	233,007		—	1.87	5/06/26
	281,219		—	3.44	5/23/27
	278,440		—	8.65	3/28/28
	375,000		—	12.79	4/01/29
	257,813	117,187(1)	—	16.93	3/30/30
	28,875	37,125(2)	—	58.94	3/09/28
	11,429	49,523(3)	—	29.69	3/14/29
						24,750(4)	429,413
						27,092(5)	470,046

Robert Stefanovich	19,918		—	3.24	6/28/23
	53,334		—	4.80	12/18/24
	7,566		—	7.80	5/07/25
	42,164		—	3.07	8/20/25
	87,188		—	1.87	5/06/26
	81,000		—	3.21	5/18/27
	66,300		—	8.65	3/28/28
	90,000		—	12.79	4/01/29
	68,750	31,250(1)	—	16.93	3/30/30
	9,916	11,417(2)	—	58.94	3/09/28
	3,921	16,989(3)	—	$29.69	3/14/29
						8,000(4)	138,800
						10,455(5)	181,394

Mark W. Sawicki, Ph.D.	51,423		—	$8.65	3/28/28
	90,000		—	2.79	4/01/29
	68,750	31,250(1)	—	16.93	3/30/30
	9,333	12,000(2)	—	58.94	3/09/28
	3,921	16,989(3)	—	29.69	3/14/29
						8,000(4)	138,800
						10,455(5)	181,394
(1)
The option was granted on March 30, 2020 and vests in monthly installments over a four-year period, provided that in each case, the named executive officer is an employee of the Company as of those dates unless they meet certain requirements to be eligible for continued vesting.

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(2)
The option was granted on March 9, 2021 and vests in monthly installments over a four-year period, provided that in each case, the named executive officer is an employee of the Company as of those dates unless they meet certain requirements to be eligible for continued vesting.

(3)
The option was granted on March 14, 2022 and vests in monthly installments over a four-year period, provided that in each case, the named executive officer is an employee of the Company as of those dates unless they meet certain requirements to be eligible for continued vesting.

(4)
The RSRs were granted on March 9, 2021 and vest in equal annual installments over a four-year period from the date of grant, provided that in each case, the NEO is an employee of the Company as of those dates unless they meet certain requirements to be eligible for continued vesting.

(5)
The RSRs were granted on March 14, 2022 and vest in equal annual installments over a four-year period from the date of grant, provided that in each NEO is an employee of the Company as of those dates unless they meet certain requirements to be eligible for continued vesting.

(6)	This column is based on the closing price of the Company’s common stock as of December 30, 2022 ($17.35).
2022 Option Exercises and Stock Vested Table
The following table sets forth information with respect to the number of stock options exercised, RSRs that vested and amounts realized by the NEOs in the year ended December 31, 2022.
Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of shares acquired on vesting ($)	Value Realized on Vesting ($)(2)
Jerrell W. Shelton	—	—	8,250	262,928
Robert Stefanovich	52,812	1,812,192	2,667	84,997
Mark W. Sawicki, Ph.D.	—	—	2,667	84,997
(1)	The value realized on exercise of an option award is based on the difference between the market price of the Company’s common stock on the date of exercise and the exercise price of the option.
(2)	The value realized on vesting of RSRs is based on the closing price of the Company’s common stock on the vesting date.
Executive Employment Arrangements
Jerrell W. Shelton
On March 15, 2022, the Company entered into an amendment to Mr. Shelton’s employment agreement (as amended from time-to-time, the “Shelton Agreement”) with respect to his employment as President and Chief Executive Officer of the Company, primarily to extend the term of such agreement until June 1, 2026.

The Shelton Agreement provides for an annual base salary in an amount determined by the Compensation Committee of the Board of Directors, and Mr. Shelton’s annual base salary was increased from $745,000 to $819,500 effective May 1, 2022. Mr. Shelton is eligible to participate in the equity incentive plans and cash bonus plans adopted by the Company from time-to-time. He is currently eligible for an incentive bonus under the Bonus Plan targeted at 100% of his annual base salary.

Mr. Shelton has agreed not to solicit or encourage or attempt to solicit or encourage any employee of the Company to leave employment with the Company during the term of the Shelton Agreement and for a period of eighteen months following the termination of the Shelton Agreement. The Shelton Agreement expires on June 1, 2026. Payments due to Mr. Shelton upon a termination of the Shelton Agreement are described below under “Potential Payments On Termination Or Change in Control.”

Robert S. Stefanovich
On March 24, 2023, the Company entered into an amendment to Mr. Robert S. Stefanovich’s employment agreement (as amended from time-to-time, the “Stefanovich Agreement”) with respect to his continued employment as Senior Vice President, Chief Financial Officer and Treasurer of the Company, primarily to extend the term of such agreement until November 1, 2026.

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The Stefanovich Agreement provides for an annual base salary in an amount determined by the Compensation Committee of the Board of Directors. Mr. Stefanovich’s annual base salary was increased from $460,000 to $506,000 effective May 1, 2022. Mr. Stefanovich is eligible to participate in the equity incentive plans and cash bonus plans adopted by the Company from time-to-time. He is currently eligible for an incentive bonus under the Bonus Plan targeted at 60% of his annual base salary.

Mr. Stefanovich has agreed not to solicit or encourage or attempt to solicit or encourage any employee of the Company to leave employment with the Company during the term of the Stefanovich Agreement and for a period of eighteen (18) months following the termination of the Stefanovich Agreement. The Stefanovich Agreement has an initial term of three years. Payments due to Mr. Stefanovich upon a termination of the Stefanovich Agreement are described below under “Potential Payments On Termination Or Change in Control.”

Mark W. Sawicki, Ph.D.
On March 15, 2022, the Company entered into an employment agreement (the “Sawicki Agreement”) with Dr. Sawicki with respect to his continued employment as Chief Scientific Officer of the Company and Chief Executive Officer of Cryoport Systems, LLC. Prior to entering into the Sawicki Agreement, Dr. Sawicki did not have a written employment agreement.

The Sawicki Agreement provides for an annual base salary in an amount determined by the Compensation Committee of the Board of Directors. Dr. Sawicki’s annual base salary was increased from $460,000 to $506,000 effective May 1, 2022. Dr. Sawicki is eligible to participate in the equity incentive plans and cash bonus plans adopted by the Company from time-to-time. He is currently eligible for an incentive bonus under the Bonus Plan targeted at 60% of his annual base salary.

Dr. Sawicki has agreed not to solicit or encourage or attempt to solicit or encourage any employee of the Company to leave employment with the Company during the term of the Sawicki Agreement and for a period of 18 months following the termination of the Sawicki Agreement. The Sawicki Agreement has an initial term of three years. Payments due to Dr. Sawicki upon a termination of the Sawicki Agreement are described below under “Potential Payments On Termination Or Change in Control.”

Potential Payments on Termination or Change in Control
Pursuant to the Shelton Agreement, if Mr. Shelton terminates the Shelton Agreement, he dies, or he is terminated for cause, he will be entitled to all compensation and benefits that he earned through the date of termination. If he is terminated without cause or he terminates for good reason, he will be entitled to continuation of base salary for 24 months following termination, payment of COBRA premiums for up to 24 months following termination, and one half of unvested equity awards as of date of termination shall become fully vested; provided that if the termination date is within twelve months after a change in control of the Company, then all of the unvested equity awards as of such date will become fully vested. All base salary payments would be paid over time in accordance with the Company’s general payroll practices.

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EXECUTIVE COMPENSATION

Pursuant to the Stefanovich Agreement, if Mr. Stefanovich terminates the Stefanovich Agreement, he dies, or he is terminated for cause, he will be entitled to all compensation and benefits that he earned through the date of termination. If he is terminated without cause or he terminates for good reason, he will be entitled to continuation of base salary for eighteen (18) months following termination and payment of COBRA premiums for up to eighteen (18) months following termination. All base salary payments would be paid over time in accordance with the Company’s general payroll practices.

Pursuant to the Sawicki Agreement, if Mr. Sawicki terminates the Sawicki Agreement, he dies, or he is terminated for cause, he will be entitled to all compensation and benefits that he earned through the date of termination. If he is terminated without cause or he terminates for good reason, he will be entitled to continuation of base salary for 18 months following termination and payment of COBRA premiums for up to 18 months following termination. All base salary payments would be paid over time in accordance with the Company’s general payroll practices.

The 2018 Plan, the Cryoport, Inc. 2015 Omnibus Equity Incentive Plan and the Cryoport, Inc. 2011 Stock Incentive Plan each provide that if a “change in control” occurs, the Compensation Committee has the discretion to provide in the applicable option agreement that any outstanding awards shall become fully vested and exercisable.

The Company does not provide any additional payments to the NEOs upon their resignation, termination, retirement, or upon a change of control.
Potential Payments on Termination or Change in Control
The table below reflects the value of compensation and benefits that would become payable to each of the NEOs if the NEO is terminated without cause or terminates for good reason on December 31, 2022. The amounts are based upon the NEO’s compensation as of such date and on the Company’s closing stock price on December 30, 2022 ($17.35).
Name	Cash Severance	Benefit Continuation	Equity Awards	Total
Jerrell Shelton	$1,639,000	$0(1)	$474,339(2)	2,113,339
Robert Stefanovich	$759,000	$24,994	$0	$783,994
Mark Sawicki	$759,000	$32,001	$0	$791,001
(1)	Mr. Shelton would not currently be eligible for COBRA because he is not currently enrolled in any benefit plans.
(2)
Represents the intrinsic value of accelerated equity awards, which would be one half of unvested equity awards as of date of termination. If Mr. Shelton is terminated without cause or terminates for good reason within 12 months after a change in control, all of the unvested equity awards as of such date will become fully vested, which would have an intrinsic value of $948,677 If Mr. Shelton retires, he is entitled to continued vesting of his outstanding equity awards if he continues to serve on the Board and if he does not continue to serve on the Board, he is entitled to 18 months of accelerated vesting on unvested equity awards as of his retirement date, which would have an intrinsic value of $309,868

Cryoport Inc	68	2023 Proxy Statement

EXECUTIVE COMPENSATION
CEO Pay Ratio
To determine the ratio of the CEO’s annual total compensation to the median annual total compensation of all employees worldwide excluding the CEO, we identified the median employee as of December 31, 2022 using base salary, bonuses, and commissions, as our consistently applied compensation measure calculated for our global employee population as of such date; all foreign currencies were converted to U.S. dollars. The median employee’s 2022 total compensation, as determined in the same manner as “Total Compensation” in the Summary Compensation Table, was $42,034. Mr. Shelton’s 2022 total compensation was $2,486,134, resulting in a pay ratio of approximately 59:1.

Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices, different types of workforces and operate in different countries and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

Cryoport Inc	69	2023 Proxy Statement

EXECUTIVE COMPENSATION
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company’s aligns executive compensation with the Company’s performance, refer to “Compensation Discussion and Analysis.”
Year	Summary Compensation Table Total for PEO[1]	Compensation Actually Paid to PEO[2]	Average Summary Compensation Table Total for Non-PEO NEOs[3]	Average Compensation Actually Paid to Non-PEO NEOs[4]	Value of Initial Fixed $100 Investment Based On:		Net Income (millions)[7]	Adjusted EBITDA (millions)[8]
					Total Stockholder Return[5]	Peer Group Total Stockholder Return[6]
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(j)
2022	$2,486,134	($7,379,573)	$1,113,253	($1,715,342)	$105.41	$144.55	($37.33)	$13.70
2021	$5,132,821	$9,636,047	$1,916,321	$3,122,660	$359.48	$190.28	($275.53)	$19.35
2020	$5,484,107	$15,785,960	$1,808,535	$4,502,127	$266.59	$135.64	($32.69)	($0.67)
(1)
The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Shelton (our Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation – 2022 Executive Compensation Tables – Summary Compensation Table.”

(2)
The dollar amounts reported in column I represent the amount of “compensation actually paid” to Mr. Shelton, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Shelton during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Shelton’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards Granted in the Year(a)	Equity Award Adjustments(b)	Compensation Actually Paid to PEO
2022	$2,486,134	($1,694,572)	($8,171,135)	($7,379,573)
2021	$5,132,821	($3,814,383)	$8,317,609	$9,636,047
2020	$5,484,107	($4,091,607)	$14,393,460	$15,785,960
(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2022	$886,794	($6,226,290)	$188,681	($3,020,320)	$—	$—	($8,171,135)
2021	$3,619,780	$2,441,618	$441,532	$1,814,679	$—	$—	$8,317,609
2020	$10,430,349	$574,880	$2,030,949	$1,357,282	$—	$—	$14,393,460
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EXECUTIVE COMPENSATION
(3)
The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Mr. Shelton) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Shelton) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022 and 2021, Robert Stefanovich and Mark Sawicki; and (ii) for 2020, Robert Stefanovich.

(4)
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Shelton), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Shelton) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Shelton) for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards Granted in the Year	Average Equity Award Adjustments(a)	Average Compensation Actually Paid to Non-PEO NEOs
2022	$1,113,253	($612,303)	($2,216,292)	($1,715,342)
2021	$1,916,321	($1,232,621)	$2,438,960	$3,122,660
2020	$1,808,535	($1,093,164)	$3,786,756	$4,502,127
(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:
Year	Average Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards Granted in the Prior Year	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2022	$324,361	($1,766,265)	$64,724	($839,112)	$—	$—	($2,216,292)
2021	$1,166,153	$651,097	$147,179	$474,531	$—	$—	$2,438,960
2020	$2,781,431	$137,974	$541,594	$325,757	$—	$—	$3,786,756
(5)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(6)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: S&P 1500 Life Sciences Tools & Services Industry Index.

(7)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(8)
Adjusted EBITDA is defined as net income (or loss) plus depreciation and amortization expense, acquisition and integration costs, interest and other income, foreign currency (gain) loss, interest expense, stock based compensation expense, loss on the extinguishment of debts, income taxes and other non-recurring charges.

Cryoport Inc	71	2023 Proxy Statement

EXECUTIVE COMPENSATION
Financial Performance Measures
As described in greater detail in “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our business for our stockholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:
•	Revenue
•	Adjusted EBITDA
•	Total Stockholder Return
Analysis of the Information Presented in the Pay versus Performance Table
As described in more detail in the section “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.
Cryoport Inc	72	2023 Proxy Statement

EXECUTIVE COMPENSATION
Compensation Actually Paid and Cumulative TSR
As demonstrated by the following graph, the amount of compensation actually paid to Mr. Shelton and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Mr. Shelton) is aligned with the Company’s cumulative TSR over the three years presented in the table. The table also compares the Company’s cumulative TSR to the TSR of our peer group. The alignment of compensation actually paid with the Company’s cumulative TSR over the period presented is because a significant portion of the compensation actually paid to our NEOs is comprised of equity awards. As described in more detail in the section “Compensation Discussion and Analysis,” the Company’s executive compensation program is primarily performance-based, for both short-term incentives (annual cash bonuses) and long-term incentives (equity awards).

Cryoport Inc	73	2023 Proxy Statement

EXECUTIVE COMPENSATION
Compensation Actually Paid and Net Income
The amount of compensation actually paid to Mr. Shelton and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Mr. Shelton) is compared to the Company’s Net Income over the last three completed fiscal years presented in the following table.

Compensation Actually Paid and Adjusted EBITDA
As demonstrated by the following table, the amount of compensation actually paid to Mr. Shelton and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Mr. Shelton) is generally aligned with the Company’s Adjusted EBITDA over the three years presented in the table. As described in more detail in the section “Compensation Discussion and Analysis,” the Company uses Adjusted EBITDA as one of the Base Financial Goals under the Bonus Plan.

Cryoport Inc	74	2023 Proxy Statement

DIRECTOR COMPENSATION
DIRECTOR COMPENSATION
Compensation for non-employee directors is governed by the Company’s Compensation Committee. The following summarizes the non-employee director compensation plan in effect during the year ended December 31, 2022.

Annual Fees. Non-employee directors are paid an annual cash retainer of $70,000. In addition, non-employee directors in leadership roles will be paid the following amounts.

Chairperson/Lead Director	$25,000
Audit Committee Chair	$20,000
Compensation Committee Chair	$15,000
Nomination and Governance Committee Chair	$10,000
Science and Technology Committee Chair	$24,000
Cash fees are paid on a quarterly basis.
Annual Grants. Each non-employee director receives, annually: (i) an option grant to purchase shares of the Company’s common stock valued at $162,500, vesting ratably on a monthly basis over one year, effective as of, with an exercise price equal to the closing price of the Company’s common stock on, the date of the annual stockholder meeting; and (ii) RSRs valued at $162,500, vesting one year after the date of the annual stockholder meeting.
Sign-On Grants. Each newly appointed or elected non-employee director share receives as an inducement, (i) an option grant to purchase shares of the Company’s common stock valued at $200,000, vesting ratably on a monthly basis over three years, effective as of, and with an exercise price equal to the closing price of the Company’s common stock on, the date the directorship commences; and (ii) RSRs valued at $200,000, vesting ratably on an annual basis over three years. Upon joining the Board, new directors are also granted a pro-rated annual award (i.e., for the portion of year served prior to next annual stockholder meeting), which vests in monthly increments until the next annual meeting.

All annual and sign-on option grants include a provision that provides that if such director ceases to be a director, vested options shall lapse (to the extent not exercised) on the earlier of: (i) seven years; or (ii) three years after the date the director ceases to be a director of the Company.
Stock Ownership Guidelines.
Non-employee directors’ stock ownership guidelines are based on the value of the Company’s common stock owned as a multiple of their annual retainers. The guidelines are reviewed annually and revised upward as appropriate to keep pace with competitive and good governance practices.
Stock Ownership Multiple
Non-employee Directors	3x annual retainer
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DIRECTOR COMPENSATION
Ownership levels are expected to be achieved within five years of the guideline being applicable. If a non-employee director fails to comply with the Guidelines, the Compensation Committee may require such non-employee director to retain 100% of the after-tax value of all vested equity awards earned under the Company’s director compensation program until the guideline is achieved. As of the Record Date, all non-employee directors were either in compliance with the guidelines or had additional time to achieve them.
The following table sets forth the director compensation of the non-employee directors of the Company during the year ended December 31, 2022. Mr. Shelton, our President and Chief Executive Officer, does not receive compensation for his service on the Board of Directors.
Name	Fees Earned Or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
Richard Berman	115,000	162,500	162,494	439,994
Robert Hariri, M.D., Ph.D.	94,000	162,500	162,494	418,994
Ramkumar Mandalam, Ph.D.	80,000	162,500	162,494	404,994
Edward Zecchini	85,000	162,500	162,494	409,994
Daniel Hancock	70,000	162,500	162,494	394,994
Ram M. Jagannath(4)	70,000	—	—	70,000
Linda Baddour	70,000	162,500	162,494	394,994
(1)	Fees earned or paid in cash as shown in this schedule represent payments and accruals for directors’ services earned during the year ended December 31, 2022.
(2)
This column represents the aggregate grant date fair value of RSRs granted during the year ended December 31, 2022 calculated in accordance with FASB ASC Topic 718. As of December 31, 2022: Mr. Berman held 7,203 unvested RSRs; Dr. Hariri held 7,203 unvested RSRs; Dr. Mandalam held 7,203 unvested RSRs; Mr. Zecchini held 7,203 unvested RSRs; Mr. Hancock held 7,203 unvested RSRs and Ms. Baddour held 9,245 unvested RSRs.

(3)
This column represents the aggregate grant date fair value of stock options granted during the year ended December 31, 2022 calculated in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For information on the valuation assumptions with respect to the grants made, refer to Note 2 “Summary of Significant Accounting Policies” in the consolidated financial statements included in the 2022 Annual Report. As of December 31, 2022: Mr. Berman held unexercised options to purchase 43,531 shares of the Company’s common stock; Dr. Hariri held unexercised options to purchase 209,397 shares of the Company’s common stock; Dr. Mandalam held unexercised options to purchase 266,899 shares of the Company’s common stock; Mr. Zecchini held unexercised options to purchase 234,397 shares of the Company’s common stock; Mr. Hancock held unexercised options to purchase 84,397 shares of the Company’s common stock and Ms. Baddour held unexercised option to purchase 26,747 shares of the Company’s common stock.

(4)	Ram M. Jagannath waived his right to receive the equity compensation to which he was entitled as a director of the Company in connection with the annual grant described above for 2022.
Cryoport Inc	76	2023 Proxy Statement

DIRECTOR COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth certain information as of December 31, 2022 concerning the Company’s common stock that may be issued upon the exercise of options or warrants or pursuant to purchases of stock under the Company’s equity compensation plans.

Plan Category	(a) Number of Securities to be Issued Upon the Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	7,272,252	$14.69	1,726,284
Equity compensation plans not approved by stockholders(2)	796,253	$5.06	N/A
Total	8,068,505	$13.74	1,726,284
(1)
The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding options and do not reflect the shares that will be issued upon the vesting of outstanding RSR awards, which have no exercise price.

(2)
From November 5, 2012 through May 7, 2015, options were granted to employees outside of an option plan of which Mr. Shelton has 768,769 shares outstanding and Mr. Stefanovich has 27,484 shares outstanding at December 31, 2022.

Cryoport Inc	77	2023 Proxy Statement

Certain Relationships and Related Transactions
Since January 1, 2022, the Company did not have any transactions to which it has been a participant that involved amounts that exceeded or will exceed $120,000 and in which any of the Company’s directors, executive officers or any other “related person” as defined in Item 404(a) of Regulation S-K had or will have a direct or indirect material interest, other than:
•
In connection with the Company’s acquisition of the MVE cryobiological storage business of Chart Industries, Inc., on August 24, 2020, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Blackstone Freeze Parent L.P. (f/k/a BTO Freeze Parent L.P.) (“Blackstone Freeze Parent”), to issue and sell at closing (the “Private Placement”) for an aggregate purchase price of $275,000,000: (i) 250,000 shares of a newly designated Series C Preferred Stock at a price of $1,000 per share for $250,000,000, and (ii) 675,536 shares of the Company’s common stock for $25,000,000, and prior to the closing of the Private Placement, Blackstone Tactical Opportunities Fund - FD L.P. (“BTO FD” and together with Blackstone Freeze Parent, the “Purchasers”) assumed a portion of Blackstone Freeze Parent’s obligations thereunder. The Company paid the Purchasers $1,000,000 as reimbursement for transactional expenses incurred in connection with the Private Placement at the transaction closing date.

On February 5, 2021, the Purchasers converted an aggregate of 50,000 shares of Series C Preferred Stock, which resulted in the issuance of an aggregate of 1,312,860 shares of the Company’s common stock to the Purchasers. In connection with the conversion, the Company also agreed to waive its right under the certificate of designations of the Series C Preferred Stock to redeem up to 50,000 shares of the Series C Preferred Stock prior to the 180-day anniversary of October 1, 2020, the issue date of the Series C Preferred Stock.
Pursuant to the Securities Purchase Agreement, for so long as the Purchaser Parties hold 66.67% of the Series C Preferred Stock issued to them under the Securities Purchase Agreement, Blackstone Freeze Parent will have the right to nominate for election one member to the Board. Blackstone Freeze Parent has designated Ram M. Jagannath as its nominee, and Mr. Jagannath was appointed to the Board on October 1, 2020.
Holders of the Series C Preferred Stock are entitled to dividends at the rate of 4.0% per annum, paid-in-kind, accruing daily and paid quarterly in arrears when and if declared by the Board of Directors. Paid in-kind dividends paid to the Purchasers totaled $8.0 million for the year ended December 31, 2022.
Additionally, for so long as Blackstone Freeze Parent has the right to nominate a director for election to the Board, the Purchasers have agreed to vote all of the shares of Series C Preferred Stock and shares of common stock issuable upon conversion of the Series C Preferred Stock purchased pursuant to the Private Placement or any other shares of common stock owned by the Purchasers (i) in favor of each director nominated or recommended by the Board for election at any such meeting, (ii) against any stockholder nomination for director that is not approved and recommended by the Board for election at any such meeting, (iii) in favor of the Company’s “say-on-pay” proposal and any proposal by the Company relating to equity compensation that has been approved by the Board or the Compensation Committee of the Board (or any successor committee, however denominated), (iv) in favor of the
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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Company’s proposal for ratification of the appointment of the Company’s independent registered public accounting firm and (v) amendments to organizational documents in a manner that does not have an adverse effect on the holders of Series C Preferred Stock to increase the authorized shares of capital stock.
In connection with the Private Placement, the Company entered into a registration rights agreement with Blackstone Freeze Parent, which granted certain customary registration rights with respect to the Series C Preferred Stock, the common stock issuable upon conversion thereof and the common stock issued in the Private Placement. Pursuant to these rights, on December 15, 2020, the Company filed a Registration Statement on Form S-3 with the SEC to register for resale such securities.
As of the Record Date, the Purchasers held (i) 453,396 shares of the Company’s common stock and (ii) 200,000 shares of Series C Preferred Stock, which were convertible into 5,711,107 shares of the Company’s common stock. For additional information regarding the Securities Purchase Agreement and the Series C Preferred Stock, see the Company’s Current Reports on Form 8-K filed with the SEC on August 25, 2020 and October 1, 2020.
The Company has established policies and other procedures regarding approval of transactions between the Company and any employee, officer, director, and certain of their family members and other related persons, including those required to be reported under Item 404(a) of Regulation S-K. These policies and procedures are generally not in writing but are evidenced by long standing principles set forth in our Code of Conduct or adhered to by our Board. As set forth in the Audit Committee Charter, the Audit Committee reviews and approves all related-party transactions after reviewing such transaction for potential conflicts of interests and improprieties. Accordingly, all such related-party transactions are submitted to the Audit Committee for ongoing review and oversight. We enter into related-party transactions only on terms that we believe are at least as favorable to the Company as those that we could obtain from an unrelated third party.
Cryoport Inc	79	2023 Proxy Statement

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC reports of beneficial ownership and reports of changes in beneficial ownership in the Company’s securities. Based solely on a review of such reports filed electronically with the SEC, the Company believes that during 2022, all Section 16(a) filings applicable to its directors, officers, and 10% stockholders were filed on a timely basis, except for one Form 4 that was filed by Robert Hariri reporting one transaction, and one Form 5 that was filed by Jerrell Shelton reporting one transaction.
Cryoport Inc	80	2023 Proxy Statement

Stockholder Proposals for Next Annual Meeting
For inclusion in the proxy statement and form of proxy relating to the 2024 Annual Meeting of Stockholders of the Company, a stockholder proposal intended for presentation at that meeting, submitted in accordance with the SEC’s Rule 14a-8 under the Exchange Act, must be received by the Secretary at the Company’s corporate headquarters at 112 Westwood Place, Suite 350, Brentwood, Tennessee 37027 on or before December 2, 2023. However, in the event that the Company holds its 2024 Annual Meeting of Stockholders more than 30 days before or 30 days after the one-year anniversary date of the 2023 Annual Meeting, the Company will disclose the new deadline by which stockholder proposals must be received under Item 5 of the Company’s earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders.
The Company’s Amended and Restated Bylaws further provide that a stockholder proposal relating to the nomination of a person for election as a director at the 2024 Annual Meeting or a stockholder proposal that is not submitted for inclusion in the proxy statement, but that a stockholder instead wishes to present directly at the 2024 Annual Meeting, must be submitted in writing and received by the Secretary at the Company’s corporate headquarters no earlier than January 13, 2024 and no later than February 12, 2024. Any notice received prior January 13, 2024 or later than February 12, 2024 is untimely.
However, if the 2024 Annual Meeting is convened more than 60 days prior to or delayed by more than 30 days after the one-year anniversary of the 2023 Annual Meeting, notice by the stockholder of record to be timely must be so received no earlier than the close of business on the 120th day prior to the date of the 2024 Annual Meeting and not later than the close of business on the later of (i) the 90th day before the 2024 Annual Meeting or (ii) if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall an adjournment, or postponement of an annual meeting for which notice has been given, commence a new time period for the giving of a notice by a stockholder of record.
In addition to satisfying the deadlines in the advance notice provisions of the Company’s Amended and Restated Bylaws, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide the Company notice that sets forth the information required by Rule 14a-19 under the Exchange Act postmarked or to the Company at its corporate headquarters or transmitted electronically at legal@cryoport.com no later than March 13, 2024 to comply with the SEC’s universal proxy rules.
Please refer to the advance notice provisions of the Company’s Amended and Restated Bylaws for additional information and requirements regarding stockholder nominations or other stockholder proposals. The Company will not consider any proposal or nomination that is not timely or otherwise does not meet Company’s Amended and Restated Bylaws’ and the SEC’s requirements for submitting a proposal or nomination, as applicable. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and any other applicable requirements.
Cryoport Inc	81	2023 Proxy Statement

Other Matters
Neither the Board nor the management knows of any other business to be presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting, it is intended that the persons named on the proxy card will vote on those matters in accordance with their best judgment.
Cryoport Inc	82	2023 Proxy Statement

CRYOPORT, INC.
ATTN: ROBERT STEFANVICH
112 WESTWOOD PLACE, SUITE 350
BRENTWOOD, TN 37027

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 11, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CYRX2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 11, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V02695-P85696

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CRYOPORT, INC.

	For All	Withhold All	For All Except
1. To elect eight directors;	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Linda Baddour
02) Richard Berman
03) Daniel Hancock
04) Robert Hariri, M.D., Ph.D.
05) Ram M. Jagannath
06) Ramkumar Mandalam, Ph.D.
07) Jerrell W. Shelton
08) Edward Zecchini

The Board of Directors recommends you vote "FOR" the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V02696-P85696

CRYOPORT, INC.
Annual Meeting of Shareholders
May 12, 2023 10:00 AM CDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Jerrell W. Shelton, Robert S. Stefanovich and Anthony Ippolito, or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of CRYOPORT, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM CDT on May 12, 2023, at www.virtualshareholdermeeting.com/CYRX2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side